                                                                     EXHIBIT 2.1


                    STATE ELECTRICITY COMMISSION OF VICTORIA
                                      and
                             THE STATE OF VICTORIA
                                      and
                       THE BUYERS SPECIFIED IN SCHEDULE 1
                                      and
                     THE GUARANTORS SPECIFIED IN SCHEDULE 1

              --------------------------------------------------

                              Share Sale Agreement
                  relating to HAZELWOOD POWER CORPORATION LTD

              --------------------------------------------------

                          Freehill Hollingdale & Page
                                   Solicitors
                               101 Collins Street
                               Melbourne VIC 3000
                                   Australia
                           Telephone: (03) 9288 1234
                           Facsimile: (03) 9288 1567

                           Reference: RWN/BCF/1810621




***CERTAIN PORTIONS OF THIS EXHIBIT (MARKED WITH ASTERISKS) HAVE BEEN OMITTED HEREFROM AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                               TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATION
l.1  Definitions                                              2
1.2  Interpretation                                           8

2.   SALE AND PURCHASE

2.1  Sale of Shares                                           9
2.2  Treasurer's Approval                                     9
2.3  Method of Payment                                        9
2.4  Dividend Payment                                         9
2.5  Section 205                                              10

3.   DEPOSIT

3.1  Payment                                                  10
3.2  Non-refund                                               10
3.3  Termination where Deposit Received                       10
3.4  Notice of Termination where no Deposit Received          10
3.5  Termination if Deposit not paid                          11
3.6  Remedies                                                 11

4.   PURCHASE PRICE

4.1  Amount                                                   11
4.2  Payment                                                  11
4.3  Interest on sums payable                                 11
4.4  Interest where Completion is delayed because of a
     Financial Assistance application                         11
4.5  Subsequent payments of Victorian Duty or State
     Equivalent Tax                                           11

5.   COMPLETION

5.1  Date for Completion                                      12
5.2  Delivery of documents relating to the Company            12
5.3  Meetings                                                 13
5.4  Buyers' obligations at Completion                        13
5.5  Remedies                                                 15

6.   POST COMPLETION MATTERS

6.1  Repayment of Loans                                       15
6.2  Definitions                                              16

7.   INTERDEPENDENCY

7.1  Interdependency between completions                      16
7.2  Deemed sequence                                          16
7.3  Rescission of Asset Sale Agreement                       17

8.   AUDITOR-GENERAL'S AUDIT

8.1  Audit by Auditor-General                                 17
8.2  Access to books                                          17

9.   BUYERS' OBLIGATIONS

9.1  Buyers' Warranties                                       17

9.2  Certification                                            19
9.3  Continued Holding                                        19
9.4  Buyers' Undertakings                                     19
9.5  Financial Assistance                                     20
9.6  Buyers' Indemnities                                      20

10.  EMPLOYEE EQUITY

11.  SELLER'S WARRANTIES

l1.l Giving of Warranties                                     2l
11.2 Reliance                                                 21
11.3 Acknowledgment                                           21
l1.4 Remedies                                                 22
11.5 Ability to claim                                         22
l1.6 Limitation on claims                                     23
11.7 Quantification of Claims                                 23
1l.8 State Equivalent Tax                                     23

12.  SELLER'S INDEMNITIES/COVENANTS

12.1 Tax Indemnity                                            24
12.2 Indemnity                                                24
12.3 Claims procedure                                         24

13.  ACTION PENDING COMPLETION

13.1 Carrying on of business                                  25
13.2 Buyers' Representative                                   26
13.3 Access                                                   26

14.  ANNOUNCEMENTS

14.1 Legal requirements                                       26
14.2 Disclosure to officers and professional advisers         27
14.3 Further publicity                                        27
14.4 Company's compliance with Electricity Act                27

15.  DUTIES, COSTS AND EXPENSES

15.1 Payment of Duty                                          27
15.2 Indemnity                                                27
15.3 Costs and expenses                                       27
15.4 Costs of performance                                     27

16.  GUARANTORS' GUARANTEE AND INDEMNITY

16.1 Guarantee                                                27
16.2 Additional Funding                                       28
16.3 Indemnity                                                28
16.4 Extent of guarantee and indemnity                        28
16.5 Avoidance of payments                                    28
16.6 Continuing guarantee and indemnity                       29
16.7 Warranties of the Guarantors                             29

16A  CBA GROUP UNDERTAKINGS

17.  STATE'S GUARANTEE AND INDEMNITY

17.1 Guarantee                                                30
17.2 Indemnity                                                30
17.3 Extent of guarantee and indemnity                        30
17.4 Avoidance of payments                                    30
17.5 Continuing guarantee and indemnity                       31
17.6 Warranties of the State                                  31

18.  NOTICES

18.1 General                                                  31
18.2 Legibility of facsimile transmission                     32

19.  ON-GOING OBLIGATIONS

19.1 Continued Access                                         32
19.2 Power Station Operations                                 33
19.3 IKEA Lease                                               33
19.4 Heads of Agreement                                       33
19.5 Novation of ETSA Agreements                              33
19.6 ***                                                      34

20.  GENERAL

20.1 Governing law and jurisdiction                           34
20.2 Waivers                                                  34
20.3 Variation                                                34
20.4 Further assurances                                       34
20.5 Third party rights                                       34
20.6 This agreement supersedes others                         35
20.7 Assignment                                               35

WARRANTY 1 SHARES AND CAPITAL

l.1  Title                                                     1
l.2  Consents                                                  l
1.3  Issued capital                                            1
1.4  Authorised capital                                        1
1.5  Fully paid                                                1
1.6  Issue of other securities                                 1
1.7  No legal impediment                                       1
1.8  Authorisations                                            2

WARRANTY 2 CORPORATE EXISTENCE

2.1  Corporate existence                                       2
2.2  Compliance with constituent documents                     2

WARRANTY 3 THE 1995 ACCOUNTS

3.1  Basis of preparation                                      2
3.2  Fair Presentation                                         2

WARRANTY 4 PERIOD SINCE THE DRAFT BALANCE SHEET

4.1  Carrying on business                                      2

WARRANTY 5 ASSETS

5.1  Title to assets                                           3
5.2  Book Debts                                                3

WARRANTY 6 DISCLOSURE

6.1  Disclosure                                                4

WARRANTY 7 SECURED DEBT

WARRANTY 8 CONTRACTS

8.1  Foreign currency transactions                             4
8.2  Change of control                                         4
8.3  No notices                                                4

WARRANTY 9 DELEGATIONS AND OFFERS

9.1  Powers of attorney                                        4
9.2  Offers outstanding                                        4

WARRANTY 10 CREDITORS

10.1 Outstanding Notes                                         5

WARRANTY 11 CORPORATE STRUCTURE

11.1 Shareholdings                                             5
11.2 Permanent establishment                                   5
11.3 Memberships                                               5

WARRANTY 12 EMPLOYEES

12.1 Allowances                                                5
l2.2 Termination of employment                                 5
12.3 Employee Plans                                            5

WARRANTY 13 SUPERANNUATION SCHEMES

13.1 List complete                                             6
13.2 Funding                                                   6
13.3 Approvals                                                 6

WARRANTY 14 UNIONS

14.1 Agreements                                                6
14.2 Awards                                                    6

WARRANTY 15 COMPLIANCE WITH LAW

15.1 Compliance with law                                       7
15.2 Conduct and practices                                     7
15.3 Licences obtained                                         7

WARRANTY 16 LITIGATION

16.1 Company not a party to any litigation                     7
16.2 No litigation pending or threatened                       7

WARRANTY 17 SOLVENCY

17.1 No liquidation or winding-up                              7
17.2 No petition                                               8

17.3 No writ of execution                                      8
17.4 No receiver                                               8

WARRANTY 18 RECORDS AND CONSTITUENT DOCUMENTS

18.1 Records                                                   8
18.2 Memorandum and Articles                                   8
18.3 Register of members                                       8

WARRANTY 19 TAXES AND DUTIES

19.1 Provisioning                                              8
19.2 Documents stamped                                         8
19.3 Returns submitted                                         9

WARRANTY 20 INSURANCES

20.1 Premiums Paid                                             9
20.2 Maintenance of policies                                   9

THIS SHARE SALE AGREEMENT is made on 4 August 1996 between the following parties:

1. STATE ELECTRICITY COMMISSION OF VICTORIA of Level 5, 452 Flinders Street, Melbourne 3000 ("Seller");

2. THE HONOURABLE ALAN ROBERT STOCKDALE in his capacity as Treasurer of the State of Victoria for and on behalf of the Crown in right of the State ("State");

3. The Buyers specified in column A of Schedule l (each a "BUYER" and together the "Buyers"); and

4. The Guarantors specified in column C of Schedule 1 (each a "GUARANTOR" and together the "GUARANTORS").

RECITALS:

A. The Seller is the beneficial owner of the Shares.

B. The Seller agrees to sell (and procure the sale by the Nominees) and the Buyers agree to buy, the Shares on the terms and conditions set out in this agreement.

C. Immediately before the sale of the Shares, the Buyers will, under the Asset Sale Agreement, purchase the Assets from the Company on the terms and conditions set out in such Agreement.

D. The State agrees to guarantee the obligations of the Seller under this agreement.

E. Each Guarantor severally agrees to guarantee the obligations of its Respective Buyer's contribution to the payments to be made by the Buyers and the Company under this agreement on the terms and conditions set out in this agreement.

F. The estimated total proceeds to the State and the Seller from the transactions contemplated by this agreement are $2,400,000,000, assuming Completion occurs on 13 September 1996, the components of which are as follows:

                                                            S
   (a)  Dividend (clause 2.4)                       l,l81,400,551.13
   (b)  Estimated State Equivalent Tax:
        (clause 5.4(b) and 11.8)
        (1) Asset sale                                486,579,121.87
        (2) trading profits                                Nil
   (c)  Purchase Price (clause 5.4(a))                      1,000
   (d)  Repayment of SECV Loan (clause 6)             456,478,955
   (e)  Repayment of TCV Loan (clause 6)              142,025,344.52
   (f)  Estimated Victorian Duty (clause 5.4(c))      133,515,027.48
                                                   -----------------
   Estimated total proceeds                        $2,400,000,000.00
                                                   =================

THE PARTIES AGREE as follows:

                       1. DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

In this agreement:

"1995 ACCOUNTS" means the audited balance sheet of the Company as at 30 June 1995, the audited profit and loss statement for the Company for the period 28 June 1994 to 30 June 1995 and all notes forming part of those accounts, a copy of which is set out in Annexure A.

"ADVISERS" means all of the advisers of the State or the Seller in relation to the sale of the Company and all other transactions contemplated by this agreement including without limitation, CS First Boston Australia Limited, KPMG, KPMG Corporate Finance (Vic.) Pty Ltd, Energy Projects Division of the Department of Treasury and Finance and Freehill Hollingdale & Page.

"AFFILIATE" means any person or entity that has a relationship with a designated person whereby either of such persons or entities directly or indirectly controls, is controlled by or is under common control with the other. For this purpose, the term "control" means the power, direct or indirect, of one person to direct or cause the direction of the management or policies of another, whether by contract, through voting, securities or otherwise.

"ALLOCATION STATEMENT" means, in relation to the Company, any statement which, for the purposes of section 153B of the Electricity Act, is an allocation statement pursuant to which any property, rights or liabilities of Generation Victoria were vested in the Company and includes the Generation Victoria allocation statement dated 31 January 1995 (as amended on 23 August 1995 and 29 February 1996) (the "GV ALLOCATION STATEMENT").

"APPROVAL DATE" means the date on which the Company is able to give the Financial Assistance, being:

(a) (where no application is made under section 205(12) of the Corporations Law) the first Business Day after the 21 day notice period referred to in section 205(12) has expired; or

(b) (where an application is or applications are made under section 205(l2) of the Corporations Law) the first Business Day after:

    (1) the application or each application has been withdrawn; or

    (2) the Court has approved the giving of the Financial Assistance, whichever applicable date first occurs.

"ASSETS" has the meaning given to that term in the Asset Sale Agreement.

"ASSET SALE AGREEMENT" means the agreement so titled of today's date entered into between the Company and the Buyers under which the Buyers shall acquire certain assets.

"ASSOCIATE" has the meaning given to that term in the Electricity Act.

"AUDITOR-GENERAL" means the Auditor-General for the State.

"AUTHORISATION" includes:

(a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; and

(b) in relation to anything which may be proscribed or restricted in whole or in part by law or otherwise if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, registration or other notification of anything, the expiration of that period without the intervention or action by that Governmental Agency.

"BALANCE SHEET" means the balance sheet of the Company as at 30 June 1996 set out in Annexure C.

"BASE RATE" means, in respect of a given date, the rate percent per annum which is described as the "Average Mid Rate" and appears on the page entitled "BBSW" on the Reuters Monitor System at or about 10.00 am (Melbourne time) on that date for a bank accepted bill of exchange having a tenor of 30 days.

"BUSINESS" means the businesses of the generation and supply of electricity, the exploration for, mining, production and supply of coal and other raw products used in the supply of electricity, the supply of coal to other persons, the acquisition and trade of electricity, coal and other raw products used in the generation of electricity and the provision of related field, technical and engineering services carried on by the Company, including the construction and operation of power stations.

"BUSINESS DAY" means a day on which banks are open for business in Melbourne, excluding a Saturday or a Sunday or a public holiday.

"BUYERS' REPRESENTATIVE" has the meaning given to that term in clause 13.2.

"BUYERS' WARRANTIES" means the warranties and representations of the Buyers set out in clause 9.1.

"COMPANY" means Hazelwood Power Corporation Ltd ACN 065 381 204.

"COMPANY'S FUND" means that part of the Victorian Electricity Industry Superannuation Fund which relates to the Company.

"COMPLETION" means completion of the sale and purchase of the Shares under clause 5.

"COMPLETION DATE" means the later of:

(a) 13 September 1996; and

(b) the first Business Day after the Approval Date, or such other date as is agreed in writing by the parties.

"CONTROL" has the same meaning as that in parts 3.6 and 3.7 of the Corporations Law.

"CONTROLLING GROUP MEMBER" has the meaning given to that term in clause
5.4(f)(4).

"DATA ROOM DOCUMENTATION" means all documentation contained in the data room and listed in the Data Room Index dated 6 June 1996 and any supplementary Data Room Index sheets 1 to 26 and the Industry Index and supplementary indices A and OG.

"DEPOSIT" means $100,000,000.

"DISCLOSURES" means the information described in schedule 3.

"DISPOSE OF" includes transfer, sell or otherwise dispose of any right, title or interest in or otherwise allow any person to acquire a Relevant Interest in, but does not include the giving of any Security Interest to a bank or other financial institution.

"DOLLARS" "A$" and "$" means the lawful currency of the Commonwealth of Australia.

"DUTY" means any stamp, transaction or registration duty or similar charge imposed by any State Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any State Equivalent Tax or other Tax.

"ELECTRICITY ACT" means the Electricity Industry Act 1993.

"EMPLOYEES" means those employees engaged in the Business as at Completion.

"ENERGY BRIX OR EBAC" means Energy Brix Australia Corporation Pty Ltd (ACN 051 705 364).

"EBAC COMPLETION DATE" means the first to occur of:

(a) the completion date as defined in the EBAC Share Sale Agreement; or

(b) the completion date as defined in any agreement for the sale of the whole of the issued share capital of EBAC to any buyer pursuant to the EBAC Support Deed, if completion of the EBAC Share Sale Agreement does not occur on the Completion Date as defined in the EBAC Share Sale Agreement.

"EBAC" SHARE SALE AGREEMENT" means the agreement so titled of today's date entered into between the Seller, the State and the buyer listed therein under which the buyer acquires all the issued shares of EBAC.

***

"EBAC TRUST CONTRIBUTION" means:

(a) forty two million, seven hundred thousand four hundred and ninety dollars ($42,700,490) if the buyer listed in the EBAC Share Sale Agreement acquires all of the issued shares in Energy Brix; or

(b) fifty million dollars ($50,000,000) if the Buyers' nominee acquires all the issued shares in Energy Brix under the EBAC Support Deed upon the occurrence of certain events.

"ENERGY LEVY ORDER" means any order made under section 158B of the Electricity Act.

"ENERGY SECURITIES" means, in relation to a company, fully or partly paid shares in the capital of that company (including stock), options in respect of or rights to subscribe for any such shares, securities (debt or equity) convertible into or exchangeable for any such shares, and equity securities the income and/or capital rights of which are determined by reference to the income and/or capital rights of any such shares in the company (together with options to subscribe for any such securities and securities convertible into or exchangeable for any such securities).

"ESTIMATED STATE EQUIVALENT TAX" has the meaning given to that term in clause 11.8.

"ESTIMATED VICTORIAN DUTY" means the estimate of Victoria stamp duty referred to in clause 5.4(c).

"ESTA AGREEMENTS" means the deeds described in clauses 17.2 to 17.10 (inclusive) of the Generation Licence.

***

"EXEMPT PERSON" means a person who holds or will hold a beneficial interest in the shares held by a shareholder in a Buyer by virtue of its investment or interest in:

(a) a regulated superannuation fund, an approved deposit fund or a pooled superannuation fund in each case within the meaning of the Superannuation Industry (Supervision) Act 1993;

(b) or arising out of, a life policy within the meaning of the Life Insurance Act 1995; or

(c) prescribed interests issued pursuant to a deed which is an approved deed as defined in section 1066 of the Corporations Law.

"FINANCIAL ACCOMMODATION LEVY" means the levy payable pursuant to section 40N of the Financial Management Act 1994 for the period from 1 July 1995 up to and including the Completion Date.

"FINANCIAL ASSISTANCE" means the financial assistance which the Company may give for the purpose of, or in connection with, the acquisition by the Buyers of the Shares.

"FUND TRUSTEE" shall have the same meaning as ascribed to that expression under the EBAC Support Deed.

"GENERATOR" means the holder of a generation licence issued under Part 12 of the Electricity Act by the Office of the Regulator-General.

"GENERATION LICENCE" means the generation licence issued to the Company under Part l2 of the Electricity Act by the Office of the Regulator-General on 31 January 1995 as amended on 7 August 1995, 1 March 1996 and 23 July 1996.

"GOVERNMENTAL AGENCY" means the government of any country or any state, territory, municipality or other political subdivision of a country, and any minister, administrative or judicial body, department, commission, authority, instrumentality, tribunal, agency or entity of any such government.

"GROUNDWATER LICENCE" means the groundwater licence issued or to be issued to the Company under section 51 of the Water Act 1989 in substantially and in all material respects in the same form as the draft groundwater licence set out in Annexure E.

"GROUP" means:

(a) in relation to each shareholder in each Buyer other than CISL (Hazelwood) Pty Ltd, ("CFS SPV") (and each person who holds a beneficial interest in the shares held by that shareholder) ("first named person"):

    (1) the Ultimate Holding Vehicle of that first named person; and

    (2) every person interposed between that Ultimate Holding Vehicle and the first named person,

    with each such vehicle, person or corporation being a "GROUP MEMBER"; and

(b) in relation to CFS SPV (and each person who holds a beneficial interest in the shares held by CFS SPV):

    (1) Commonwealth Investment Services Limited ("CISL"); and

    (2)  any:

         (A) regulated superannuation fund, approved deposit fund or pooled superannuation fund (in each case within the meaning of the Superannuation Industry (Supervision) Act 1993);

         (B) life insurance company as defined in the Life Insurance Act 1995;
             or

         (C) trust in relation to which there is an approved deed as defined in section 1066 of the Corporations Law,

         in respect of which CISL is the manager or has been granted full management rights in respect of any investment by that fund, life insurance company or trust in the Buyer.

    with each such corporation, fund, trust or person being a "Group Member.

"GV ALLOCATION STATEMENT" has the meaning given that term in the definition of Allocation Statement".

"HEADS OF AGREEMENT" means the heads of agreement dated 31 July 1996 entered into between the Company and Power Net Victoria under which the Company has agreed to grant certain real property interests to Power Net Victoria.

"IKEA" means IKEA Deutschland Verkaufs - GmbH & Co. Einrichtungs KG, Am Wandersmann 2-4, D-65719 Hofheim, Wallan, Federal Republic of Germany (formerly named Ikea Einrichtungs - GmbH).

"IKEA LEASE" means the lease described in schedule 4.

"MATERIAL CONTRACT" has the meaning given that term in warranty 4.l(b) of schedule 2.

"MAXIMUM CAPACITY" has the meaning given to that term in clause l9.2(a).

"MINING LICENCE" means the mining licence to be issued to the Company (to be held on trust absolutely for the Buyers) under section 47A of the Electricity Act in substantially and in all material respects in the same form as the draft mining licence set out in Annexure F.

"NOMINEES" means Messrs Greaves, Drewett, Coughlin and McMahen.

"OFFICER" means a director or secretary of the relevant party or Company (as the case may be).

"PARTNERSHIP DEED" means the partnership deed to be entered into by the Buyers on or about the date of this agreement, as amended from time to time.

"PERMITTED TRANSFEREE" means as to any person or entity in respect of which transfer is restricted under this agreement,

    (a) any Group Member or Affiliate of such person or entity; or

    (b) any other Buyer or Group Member or Affiliate of any other Buyer.

"POWER" means any right, power, authority, discretion or remedy conferred on the parties by this agreement or any applicable law.

"PROHIBITED INTEREST" has the meaning given to that term in the Electricity Act.

"PURCHASE PRICE" means the price payable for the Shares under clause 4.l.

"RELEVANT AGREEMENT" has the meaning given to that term in the Electricity Act.

"RELEVANT INTEREST" has the meaning given to that expression in the Corporations Law.

"RESPECTIVE BUYER" means, in relation to a Guarantor, the Buyer set out against its name in schedule 1.

"SECURITY INTEREST" means an interest or power:

    (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

    (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

"SECV LOAN" means any liability pursuant to section l53F of the Electricity Act (on such terms and conditions as apply on the Completion Date) of the Company to the Seller arising as a result of a direction given by the Treasurer under sub-
section 153W(3) of the Electricity Act (which on the Completion Date shall not exceed $456,478,955).

"SELLER'S WARRANTIES" means the warranties and representations of the Seller set out in schedule 2.

"SHARES" means the fifteen issued ordinary shares of $1.00 each currently in the capital of the Company and the further 985 ordinary shares in the Company to be issued in accordance with clause 5.3(a).

"STATE EQUIVALENT TAX" means such amounts due to the Treasurer under section 88(1)(a) of the State Owned Enterprises Act 1992 in respect of tax (not being sales tax) that would be payable by the Company if it were liable to pay taxes under the law of the Commonwealth.

"STATION" has the meaning given to that term in clause 19.2(a).

"TARGET GROUP MEMBER" has the meaning given to that term in clause 5.4(f)(4).

"TARIFF ORDER" means any order made under section 158A of the Electricity Act.

"TAX" means any tax, levy, charge, impost, duty, fee, deduction or withholding which is assessed, levied, imposed or collected by any State Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above and any amount imposed under section 88 of the State Owned Enterprises Act 1992 but excludes:

    (a) any Duty; and

    (b) the SECV Loan.

"TCV" means Treasury Corporation of Victoria.

"TCV LOAN" means the sum of $142,025,344.52.

"THIRD PARTY CLAIM" has the meaning given to that term in clause 12.3.

"TREASURER" means the Treasurer of the State of Victoria.

"TREASURER'S ACCOUNTANTS" has the meaning given to that term in clause 8.1.

"ULTIMATE HOLDING VEHICLE" means:

    (a) in relation to a body corporate, the same meaning as that given to "Ultimate Holding Company" in the Corporations Law;

    (b) in relation to any other investment vehicle (trust or otherwise), the person who Controls that investment vehicle and is itself not Controlled by any person; and

    (c) in relation to Australian Power Partners CV shall mean Destec Energy, Inc, a Delaware Corporation.

"VESTED HEDGING CONTRACT" means an agreement entered into between any two of the following:

    (a) the persons holding distribution licences issued under Part 12 of the Electricity Act;

    (b) the persons holding generation licences issued under Part 12 of the Electricity Act; and

    (c) the Seller,

    or between the Seller acting in one capacity and the Seller acting in another capacity, entered into on or about 31 March 1995 which incorporate the Master Vesting Terms and Conditions.

1.2 INTERPRETATION

In this agreement, unless the context otherwise requires:

    (a) headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

    (b) words importing the singular include the plural and vice versa;

    (c) words importing a gender include any gender;

    (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

    (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

    (f) a reference to a clause, party, annexure, exhibit or schedule is a reference tO a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

    (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes al1 statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

    (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

    (i) a reference to a party to a document includes that party's successors and permitted assigns;

    (j) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day;

    (k) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

    (l) a covenant or agreement on the part of two or more persons binds them jointly and severally;

    (m) a reference to an agreement other than this agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

    (n) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

    (o) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

    (p) a reference to liquidation includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

    (q) terms used in this agreement and defined in the Corporations Law at the date of this agreement have the meanings given to them in the Corporations Law at that date;

    (r) the benefit of this agreement to the extent it relates to any undertaking given by the Buyers to the State in relation to contributions to the Company's Fund, shall be held by the State beneficially for itself and as trustee for all other contributing employers to, and the trustee of, that Fund; and

    (s) the benefit of this agreement to the extent it relates to a representative of the Company or an Adviser, shall be held by the State beneficially for itself and as trustee for that representative or Adviser (as the case may be).

                              2. SALE AND PURCHASE

2.1 SALE OF SHARES

Subject to the terms of this agreement, the Seller must sell (and procure the Nominees to sell) free of Security Interests and other third party rights and the Buyers must buy the Shares for the Purchase Price on Completion, as follows:

      BUYER                                             INTEREST IN SHARES
National Power Australia Investments Limited                  51.94%
Hazelwood Pacific Pty Ltd                                     19.90%
Australian Power Partners C.V.                                20.00%
Hazelwood Investment Company Pty Ltd                           2.04%
CISL (Hazelwood) Pty Ltd                                       6.12%

The Seller and the Buyers agree that on Completion the Shares will be transferred to National Power Australia Investments Limited as nominee for the Buyers, to be held in accordance with the Partnership Deed.

2.2 TREASURER'S APPROVAL

For the purposes of section 12A(e) of the State Electricity Commission Act 1958, the Treasurer (in his capacity as such) hereby approves the sale of the Shares by the Seller on and subject to the terms of this agreement.

2.3 METHOD OF PAYMENT

All payments to be made under this agreement must be made by bank cheque or by such other immediately available funds as may be agreed in writing between the Seller and the Buyers.

2.4 DIVIDEND PAYMENT

The Seller shall procure that the board of directors of the Company comprising nominees of the State declares, on the Completion Date, a dividend of $1,181,400,551.13 to the Seller out of the accumulated profits (after State Equivalent Tax) of the Company. The Buyers shall procure that the board of directors of the Company comprising nominees of the Buyers pays, on Completion, the amount of the dividend so declared.

2.5 SECTION 205

The Seller shall pass, and procure that the Nominees ensure that the Company passes, the resolutions relating to the Financial Assistance which have been notified by the Buyers to the Seller prior to execution of this agreement. The parties further agree that their respective responsibilities in relation to obtaining all approvals, authorisations or other requirements set out in sections 205 and 206 of the Corporations Law are as set out in annexure D.

                                   3. DEPOSIT

3.1 PAYMENT

If Completion does not occur on the later of 13 September 1996 and the first Business Day after the Approval Date then each Buyer must, on that date, pay to the Seller its several proportion of the Deposit as referred to in Schedule 1, unless the failure to Complete arises solely because of:

(a) a Court failing to make an order under sub-section 205(13) of the Corporations Law if a person not associated with the Buyers makes an application under sub-section 205(12) of the Corporations Law with respect to the Financial Assistance; or

(b) a default by the State or the Seller in meeting their obligations to complete under this agreement.

If any of the reasons specified in (a) or (b) above cease to prevent Completion occurring then the Buyers must, on the first Business Day after the reason ceases to prevent Completion occurring, pay to the Seller the Deposit.

3.2 NON-REFUND

The Deposit shall only be refunded to the Buyers (and the Seller must refund the Deposit) if the Buyers are not in breach of this agreement and either the State and the Seller, or the Buyers, exercise their rights to terminate this agreement under clause 5.5. The Deposit shall be regarded as part of the payments which the Seller and the State are expecting to receive on the Completion Date and not merely a deposit on the Purchase Price subject to clause 3.6. The Buyers acknowledge that it may be retained by the Seller in the circumstances mentioned above even though many of the payments are expected to be made by the Company.

3.3 TERMINATION WHERE DEPOSIT RECEIVED

If the Deposit is paid as contemplated under clause 3.1:

(a) the State and the Seller may at their complete discretion and on such terms as they see fit negotiate with persons other than the Buyers for the sale and purchase of the Shares and all related transactions including the sale of the Assets;

(b) the State and the Seller may terminate this agreement by notice in writing any time after 31 October 1996 (and, if designated as a notice under this clause, such termination shall be regarded as termination under this clause and not clause 5.5); and

(c) after termination of this agreement, the Seller and the State may complete the sale and purchase of the Shares and the sale of the Assets with another person.

3.4 NOTICE OF TERMINATION WHERE NO DEPOSIT RECEIVED

If the Buyers do not pay to the Seller the Deposit as contemplated under clause 3.1, then the Seller may, at any time after 13 September 1996 give written notice (the "First Notice") to the Buyers that it may terminate this agreement (and the Asset Sale Agreement) by a further notice in writing to the Buyers, if the Buyers do not pay the Deposit (together with interest calculated in accordance with clause 4.3) within three Business Days of receipt of the First Notice by the Buyers.

3.5 TERMINATION IF DEPOSIT NOT PAID

If the Deposit and interest is not paid within such period then the Seller may at any time after the expiration of the three Business Day period terminate this agreement promptly by notice in writing to the Buyers. On termination of this agreement, the Asset Sale Agreement shall automatically terminate.

3.6 REMEDIES

If this agreement is terminated under this clause 3 then in addition to any other rights provided by law, the State and the Seller retain the rights they have against the Buyers, including without limitation, the right to retain the Deposit (on account of liquidated damages), to the extent of any deficiency upon resale (including without limitation the time value of money) in the aggregate proceeds of sale (however described) and any resulting expenses.

                               4. PURCHASE PRICE

4.1 AMOUNT

The price ("Purchase Price") payable is $1,000.

4.2 PAYMENT

On and subject to the terms and conditions of this agreement the Buyers must in the proportions set forth in column B of schedule 1 pay the Purchase Price on the Completion Date.

4.3 INTEREST ON SUMS PAYABLE

Subject to clause 4.4, if any party or the Company fails to pay any sum payable by it under or in accordance with this agreement at the time and otherwise in the manner provided in this agreement, the Buyers must pay interest on that sum from the due date of payment until that sum is paid in full at the Base Rate plus 4% except interest under this clause 4.4 shall not be payable by any party on the TCV Loan and interest payable thereon pursuant to clause 6.l(b).

4.4 INTEREST WHERE COMPLETION IS DELAYED BECAUSE OF A FINANCIAL ASSISTANCE APPLICATION

The parties acknowledge and agree that if Completion does not occur on 13 September 1996 solely because an application is made under section 205(12) of the Corporations Law in respect of the Financial Assistance, then the Buyers must pay interest on all sums payable by the Company and the Buyers on Completion (less the Deposit paid) from that date until the sum is paid in full at the rate equal to the Base Rate, except interest under this clause 4.3 shall not be payable by any party on the TCV Loan or any interest payable thereon pursuant to clause 6.1(b). Interest accrues from day to day and is payable on demand.

4.5 SUBSEQUENT PAYMENTS OF VICTORIAN DUTY OR STATE EQUIVALENT TAX

The Seller:

(a) shall pay any State Equivalent Tax which becomes payable by the Company after Completion and any State Equivalent Tax payable by the Company under clause 11.8, and shall be entitled to collect the amount of any refund of State Equivalent Tax payable to the Company after the Completion Date;

(b) shall pay any Victorian Duty payable by the Company or the Buyers after Completion, and shall be entitled to collect the amount of any refund of Victorian Duty payable to the

Company or the Buyers after the Completion Date, where the Victorian Duty is in respect of:

(l) the sale of the Assets by the Company to the Buyers;

(2) the sale of the Shares under this agreement; or

(3) any financing of the Company or the Buyers entered into on or before Completion to finance the transactions contemplated by this agreement and security granted on or before Completion to secure that financing.

For the avoidance of doubt, the obligations of the Seller to make the payments described in this clause do not extend to the payments required to be made by the Buyer or the Company under clauses 5.4(b) (other than State Equivalent Tax referred to in l1.8 (if any)) and 5.4(c).

                                 5. COMPLETION

5.1 DATE FOR COMPLETION

Completion must take place at 10 am on the Completion Date at the office of the Seller's solicitors, Freehill Hollingdale & Page, 48th Floor, 101 Collins Street, Melbourne.

5.2 DELIVERY OF DOCUMENTS RELATING TO THE COMPANY

At Completion, the Seller must:

(a) deliver to the Buyers share certificates for the Shares;

(b) deliver to the Buyers completed transfers of the Shares to the Buyers in registrable form, pursuant to instructions provided by the Buyers, executed by the Seller and, where applicable, the Nominees;

(c) deliver to the Buyers the certificate of incorporation, common seal and all statutory, minute and share certificate books of the Company;

(d) deliver to the Buyers the written resignations of all directors of the Company except those directors to whom the Buyers notify the Seller no later than 8 September 1996 that it wishes to retain, to be effective on the appointment of the directors to be appointed at the Board meeting to be convened under clause 5.3;

(e) make available to the Buyers at the respective offices or places of business of the Company:

    (1) all ledgers, journals and books of account of the Company;

    (2) all cheque books of the Company and a list of all bank accounts maintained by the Company; and

    (3) all documents in the possession of the Company relating to the ownership and use of the assets of the Company;

(f)  deliver to the Buyers:

     (1)  the Generation Licence;

     (2)  the Groundwater Licence;

     (3) a certificate of the Treasurer pursuant to section 171A of the Electricity Act with respect to PacifiCorp Holdings, Inc. and its related corporations and the matters set out in paragraphs (a) and (b) of that section;

     (4) a full discharge and release in respect of the Company's obligation to pay the Financial Accommodation Levy; and

     (5) the consent of the Generators controlled by the State to the Company declaring that it holds the ETSA Agreements on trust for the Buyers; and

(g) procure that the Financial Accommodation Levy is paid by the Company to the State (and for the avoidance of doubt, this payment does not form part of the total proceeds payable to the State and the Seller from the transactions contemplated by this agreement).

5.3 MEETINGS

At Completion, the Seller must ensure that a meeting of the directors or shareholders (as appropriate) of the Company is convened and conducts the following business:

(a) allotment of 985 ordinary shares in the Company to the Seller credited as fully paid out of the profits of the Company;

(b) approval of the registration of the Buyers as the holders of the Shares in the books of the Company, subject to the payment of Duty on the transfer of the Shares;

(c) appointment of the nominees of the Buyers as directors of the Company; and

(d) declaration of the dividend required to be paid pursuant to clause 2.4.

5.4 BUYERS' OBLIGATIONS AT COMPLETION

At Completion the Buyers must:

(a) pay the Seller the Purchase Price;

(b) procure that the Company pays to the State the Estimated State Equivalent
    Tax;

(c) pay or procure the payment of the Estimated Victorian Duty payable by the Company and the Buyers in respect of the matters set out in clause 4.5(b)(1) to (3) (inclusive) which is equal to $133,515,027.48,

(d) procure that the Company pays to the Seller the dividend required to be paid under clause 2.4;

(e) deliver to the State covenants (in form and substance satisfactory to the State) from each shareholder in each Buyer (and each person who holds a beneficial interest in the shares held by that shareholder) (not being a person who holds that interest by virtue of its shareholding or investments in an Ultimate Holding Vehicle listed on a recognised stock exchange or an Exempt Person) that it will not, except with the prior written consent of the Treasurer, for two years after the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State), for 3 years after the Completion Date:

    (1) create, grant or issue any Equity Securities, units or other interests in that Buyer (other than to a Permitted Transferee);

    (2) dispose of any Equity Securities, units or other interests (or rights to acquire Equity Securities, units or other interests) in that Buyer (other than to a Permitted Transferee); or

    (3) transfer, sell or otherwise dispose of any right, title or interest in the whole or any substantial part of the undertaking or assets of that Buyer (other than to a Permitted Transferee);

(f) deliver to the State in respect of each Group, covenants (in form and substance satisfactory to the State) from each Group Member (not being a Group Member who holds that interest by virtue of its shareholding or investment in an Ultimate Holding Vehicle listed on a recognised stock exchange or an Exempt Person), that it will not, except with the prior written consent of the Treasurer, for two years after the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State) for 3 years after the Completion Date:

    (1) create, grant or issue (or permit the creation, grant or issue of) any Equity Securities, units or other interests in any Group Member it Controls (other than to a Permitted Transferee); or

    (2) dispose of any Equity Securities, units or other interests (or rights to acquire Equity Securities, units or other interests) in any Group Member it Controls (other than to a Permitted Transferee); or

     unless

    (3) it (the "CONTROLLING GROUP MEMBER") is able to show to the Treasurer, that the book value at cost of the Group's investment in the Buyers constitutes less than 50% of the book value at cost of the total assets (excluding intangibles, cash and short term marketable securities) of the Group Member it Controls ("TARGET GROUP MEMBER"),

    in which event

    (4) the Controlling Group Member may dispose of up to 49.9% of the Target Group Member (or 49.9% of the Target Group Member after allowing for full dilution on the creation, grant or issue of any Equity Securities, units or other interests in the Target Group Member); and

    (5) where the Controlling Group Member is the Ultimate Holding Vehicle of the Target Group Member, any restriction that might otherwise be imposed on the shareholders or investors in that Vehicle shall not apply;

(g) deliver to the State, in relation to each of the covenants delivered under clauses 5.4(e) and (f) evidence (in form and substance satisfactory to the State) of:

    (1) each covenantor's power and authority to enter into the covenant;

    (2) the due execution of the covenant by each covenantor; and

(h) deliver to the State (in form and substance satisfactory to the State):

    (l) certified copies of the certificates of incorporation and memorandum and articles of association or other constituent documents of each Buyer; and

    (2) certified copies of each power of attorney pursuant to which this agreement and any document contemplated by this agreement is executed by each Buyer and each Guarantor or evidence (in form and substance satisfactory to the State) of each Buyer's and each Guarantor's power and authority to enter into this agreement and any document contemplated by this agreement and of the due execution of this agreement and any such document by each Buyer and each Guarantor; and

5.5 TERMINATION BY LAPSE OF TIME

If:

(a) this agreement has not already been terminated by the State under clause 3.3; and

(b) Completion has not occurred on or before 31 October 1996 (or such other date as the parties may have agreed in writing),

then either the Buyers on the one part or the State and the Seller on the other part may, if not in breach of this agreement, give written notice to the others of their intention to terminate this agreement (and the Asset Sale Agreement) after three Business Days of receipt of the notice. After such notice has been delivered both parties shall use their best efforts to reach Completion within the three day notice period. If Completion does not occur within such period then this agreement and the Asset Sale Agreement shall automatically terminate on an expiration of the three Business Day notice period.

5.5 REMEDIES

If this agreement is terminated under clause 5.5 then in addition to any other rights provided by law:

(a) each party is released from its obligations to continue performance under this agreement except those imposing obligations of confidentiality;

(b) each party retains the rights it has against any other party in respect of any past breach; and

(c) the Buyers shall receive a refund of the Deposit.

                          6. POST COMPLETION MATTERS

6.1 REPAYMENT OF LOANS

Immediately after Completion:

(a) the Buyers shall ensure that the Company has available to it sufficient funds to repay, and the Buyers shall procure that the Company repays:

    (1) the SECV Loan; and

    (2) the TCV Loan;

(b) (if Completion does not occur on 13 September 1996), the Buyers must pay interest accrued on the TCV Loan at the Cash Rate plus 2% per annum, reset and compounded daily from and including 13 September 1996 up to and including the Completion Date;

(c) the Buyers shall ensure the Company has available to it sufficient funds to pay and the Buyers shall procure that the Company pays (or the State, as the case may be, shall procure TCV to pay) the following payments:

    (1) if on the Completion Date the outstanding level of cash advances made by TCV for working capital requirements on or after the 5 August 1996 exceeds the money standing to the credit of the Company with TCV in respect of dealings with TCV on or after the 5 August 1996, then the Company must pay to TCV the amount of the excess;

    (2) all Accrued Interest; and

    (3) all outstanding TCV administration fees (being an amount not to exceed $3,000 per month);

(d) the State shall deliver to the Buyers a full discharge and release in respect of the SECV Loan, the TCV Loan and any liability to the Treasurer under section 153F of the

    Electricity Act and, if on the Completion Date, the level of money standing to the credit of the Company with TCV in respect of dealings with TCV on or after 5 August 1996 exceeds the level of outstanding cash advances made by TCV for working capital requirements on or after 5 August 1996, then the Seller shall procure that TCV shall pay to the Company the amount of the excess; and

(e) the Seller will procure that the Mining Licence is issued to the Company.

6.2 DEFINITIONS

For the purposes of this clause 6:

(a) a certificate signed by an officer of TCV stating the aggregate amount of such cash advances, deposits, all Accrued Interest and all TCV administration fees is, in the absence of manifest error, conclusive evidence of that value;

(b) "ACCRUED INTEREST" means in respect of transactions with TCV referred to in clauses 6.1(c)(1) and 6.1(d) on or after 5 August 1996, the net amount of interest which has accrued but remains unpaid to the account of TCV or the Company from and including 5 August 1996 to the Completion Date. For the purposes of calculating the accrued interest:

    (1) interest shall be calculated each day on the balance owing to TCV or the Company;

    (2) where on the relevant day there is a cash advance owing from the Company to TCV, the interest rate shall be the Cash Rate plus 0.05 per cent per annum;

    (3) where on the relevant day there is a deposit from the Company to TCV, the interest rate shall be the Cash Rate less 0.05 per cent per annum; and

    (4) the aggregate amount of daily interest payable or receivable shall be paid by TCV or the Company (as appropriate) on the last day of each calendar month prior to Completion and on Completion (in respect of the period from the first day of the month in which Completion occurs to Completion); and

(c) "CASH RATE" means on the relevant date, the rate per cent per annum determined by TCV by taking the rates quoted on the page entitled "II AM" on the Reuters Monitor System at or about 11:00 am (Melbourne time).

                               7. INTERDEPENDENCY

7.1 INTERDEPENDENCY BETWEEN COMPLETIONS

It is the intention of the parties that:

(a) Completion under this agreement;

(b) subject to clause 7.3 of this agreement, completion under the Asset Sale Agreement; and

(c) payment of the SECV Loan and TCV Loan under clause 6,

are interdependent, so that if the obligations of the parties in respect of completion or payment under clause 6 are not satisfied, then no delivery or payment which has been made, will be deemed to have been made.

7.2 DEEMED SEQUENCE

For the avoidance of doubt the parties acknowledge and agree that once Completion under this agreement, completion under the Asset Sale Agreement and the payments under clause 6 have occurred, as a chronological sequence of events, all deliveries and payments will be deemed to have taken place in the order in which they occurred.

7.3 RESCISSION OF ASSET SALE AGREEMENT

For the avoidance of doubt, if:

(a) the Buyers rescind or purport to rescind or fail to complete the Asset Sale Agreement for any reason including without limitation pursuant to any rights conferred by section 32 of the Sale of Land Act 1962; or

(b) the Buyers do not accept title to the land or the Assets sold under the Asset Sale Agreement,

the Buyers must still complete the sale and purchase of the Shares and comply with their obligations under this agreement in accordance with its terms, save that the amount of the dividend referred to in clause 2.4 shall be decreased by an amount equal to the profit on sale of the Assets (after State Equivalent Tax) and the Purchase Price shall be increased by the same amount. Any reduction in State Equivalent Tax and Victorian Duty paid by the Company and the Buyers as a result of the Assets not being sold shall result in a corresponding increase in the Purchase Price under clause 4.1.

                           8. AUDITOR-GENERAL'S AUDIT

8.1 AUDIT BY AUDITOR-GENERAL

The Buyers acknowledge and agree that:

(a) they will procure that the Auditor-General is responsible for auditing the financial statements for the Company for the year ended 30 June 1996 and will ensure that the Company does not appoint any other auditor under section 327 of the Corporations Law to audit those financial statements; and

(b) financial statements as nominated by the Treasurer for the period from l July 1996 until the Completion Date may also be audited by the Auditor-General (or his agent) and/or reviewed by independent accountants appointed by the Treasurer ("TREASURER'S ACCOUNTANTS"), who may publish accounts for any period up to and including the Completion Date or his (or their) report on such accounts.

8.2 ACCESS TO BOOKS

The Buyers must grant, and procure that the Company grants, the Auditor-General and/or the Treasurer's Accountants (and/or the agents of any of them) full and free access at all reasonable times to those employees of the Company whose knowledge or information is needed by the Auditor-General and/or the Treasurer's Accountants (and/or the agents of any of them) and to all books, records and other data pertaining to the Company, in order to enable the Auditor-General and/or the Treasurer's Accountants to conduct his (or their) audit.

                             9. BUYERS' OBLIGATIONS

9.1 BUYERS' WARRANTIES

Each Buyer represents and warrants to the Seller and the State severally with respect to itself and its Group Members as at:

(a) the date of this agreement and the Completion Date that, except as set out in Annexure B, no person other than a person who holds that interest by virtue of its shareholding or investments in an ultimate holding vehicle listed on a recognised stock exchange or an Exempt Person has any legal or beneficial interest (or obligation (actual, contingent or otherwise) to acquire a legal or beneficial interest) in:

    (1) the capital of the Buyer; or

    (2) the capital of each Group Member;

(b) the date of this agreement and the Completion Date, that annexure B sets out complete and accurate details of:

    (1) all agreements, arrangements or understandings between or among a Group Member or shareholder in a Buyer (or each person who holds a beneficial interest in the shares held by that shareholder other than a person who holds that interest by virtue of its shareholding or investments in an ultimate holding vehicle listed on a recognised stock exchange or an Exempt Person) and a Group Member or shareholder of any other Buyer which have (directly or indirectly) an impact on or relate to:

        (A) the financial and operating policies or management of the Company or the Business;

        (B) the activities of the Company as a licensee; or

        (C) the exercise of any voting power in another Group Member; and

    (2) the form and relative amount of the return to the Buyer and its Group Members whether by way of dividend, fee or otherwise for the period of three years from the Completion Date, together with al1 agreements, arrangements or understandings relating to those returns;

(c) the date of this agreement and the Completion Date, that the Buyer has the corporate power to enter into this agreement and has taken all necessary action (including obtaining all shareholder approvals and Authorisations) to authorise the execution, delivery and performance of this agreement;

(d) the date of this agreement and the Completion Date, that the agreement constitutes a legally valid and binding obligation of the Buyer enforceable in accordance with its terms;

(e) the date of this agreement and the Completion Date that, the Buyer will on Completion have sufficient funds available to pay its share of the Purchase Price and ensure that, with respect to the Buyer's share the Company has sufficient funds available to it to repay the SECV Loan, the TCV Loan and any other amounts owing to TCV, to pay the Estimated State Equivalent Tax, to pay the dividend payable under clause 2.4 and to pay or procure the payment of Estimated Victorian Duty as contemplated by clause 5.4(c) and otherwise satisfy its obligations (and the Company's obligations) on Completion;

(f) the date of this agreement and the Completion Date, that the execution, delivery and performance of this agreement by the Buyer (and, subject to the resolutions relating to the Financial Assistance being passed and no successful application being made under section 205(12) of the Corporations Law, the giving of the Financial Assistance) will not violate any provision of:

    (l) any law, regulation, order, rule or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory or, where the Buyer is incorporated outside Australia, of the place of its incorporation, or any recognised stock exchange on which its shares or the shares of any related body corporate are listed;

    (2) the memorandum or articles of association (or equivalent constituent documentation) of the Buyer; and

    (3) any security agreement, deed, contract, undertaking or other instrument to which the Buyer is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument;

(g)  the Completion Date that:

     (1) neither the Buyer nor any of its Associates will hold a Prohibited Interest; and

     (2) the Buyer is not aware of any fact, matter or circumstance (including without limitation any pending or contemplated Relevant Agreement to which it or any of its Associates is or may be a party) which might, after the Completion Date, result in the Company acquiring a Prohibited Interest or the Buyer or any Associate of the Buyer holding a Prohibited Interest; and

(h) the date of this agreement, that the Buyer has (and on the Completion Date it will have) disclosed to the State complete and accurate details of all Relevant Agreements to which it or any of its Associates is or may be a party under which a Prohibited Interest has or may be acquired.

9.2 CERTIFICATION

Subject to clause 9.1 (h), PacifiCorp Holdings, Inc. must before Completion apply to the Treasurer for a certificate under section 171 A of the Electricity Act.

9.3 CONTINUED HOLDING

Except with the prior written consent of the Treasurer, for the period of two years commencing on the Completion Date and, except with the prior written agreement of the Treasurer on timing (which agreement will not be unreasonably withheld, having regard to other privatisations being conducted by the State), for three years after the Completion Date, the Buyers must not, and must cause the Company not to:

(a) create, grant or issue any Equity Securities, units or other interests in the Company, other than to a Buyer or a Group Member of a Buyer;

(b) dispose of the Shares or any Equity Securities, units or other interests (or rights to acquire shares, Equity Securities, units or other interests) in the Company to any person, other than to a Buyer or a Group Member of a Buyer; or

(c) transfer, sell or otherwise dispose of any right, title or interest in the whole or any substantial part of the Business, provided that this shall not prohibit the Buyers creating any security in relation to any bona fide loan or debt, other than to the Buyer or a Group Member of a Buyer.

9.4 BUYERS' UNDERTAKINGS

The Buyers undertake to the State that they will:

(a) on and from the Completion Date ensure that the Company pays, in a timely manner, al1 superannuation contributions imposed on the Company by the trustee (acting on the advice of the actuary) of the Company's Fund;

(b) during a period of three years commencing on the Completion Date promptly notify the State in writing of any variations to the agreements, arrangements and understandings set out in annexure B;

(c) ensure via terms of the Partnership Deed that:

    (1) a person who holds office as an executive director of a company holding an electricity distribution licence issued under Part 12 of the Electricity Act is ineligible to hold office on the partnership board;

    (2) a person who holds office as a non-executive director of a company holding an electricity distribution licence issued under Part 12 of the Electricity Act is eligible to hold office on the partnership board only in a non-executive capacity; and

    (3) as and when requested by the Treasurer or the Officer of the Regulator-General the Buyers will make a copy of the then current Partnership Deed available to the State or the Office of the Regulator General; and

(d) ensure that the Partnership Deed prohibits flows of Restricted Information to Powercor Australia Ltd. For the purposes of this clause "Restricted Information" means any information which relates to electricity hedging contracts proposed to be entered into between the partners and any customers other than Powercor Australia Ltd.

9.5 FINANCIAL ASSISTANCE

Notwithstanding the allocation of responsibilities in annexure D, the Buyers undertake to the State that they will, on and from the date of this Agreement, use their reasonable endeavours to procure the requirements under section 205 of the Corporations Law are satisfied. The Buyers' obligations under this clause
9.5 are in addition to those under clause 2.5 and include, without limitation:

(a) taking all steps within their power to ensure that the Financial Assistance can be given on the first Business Day after the 21 day notice period referred to in section 205(12) of the Corporations Law has expired;

(b) where an application or applications are made under section 205(12), taking all steps within their power to ensure each application is withdrawn or the Court approves the giving of the Financial Assistance; and

(c) not taking any step to encourage or assist in any way directly or indirectly any person to bring or carry on or to assist in the bringing or carrying on of any such application.

9.6 BUYERS' INDEMNITIES

Without prejudice to clause 1l, each Buyer severally (in the proportions set out in column B of schedule 1) indemnifies the Seller and the State against any liability or loss suffered or incurred by one or both of them which arises from (and any costs, charges or expenses incurred by one or both of them in connection with):

(a) any breach of, or default under, this agreement by that Buyer; and

(b) any act or decision of the directors of the Company as requested by that Buyer or failure to comply with section 205(10) of the Corporations Law.

                               10. EMPLOYEE EQUITY

The Buyers undertake to the State that if, at any time, the Company or the Buyers (or any other company/trust which is controlled by the Buyers which owns or conducts the Business or any substantial part of the assets used to conduct any part of the Business) is listed on the Australian

Stock Exchange Limited, they will ensure that as part of that listing, employees of the Business will be given an opportunity to invest in the relevant company or trust.

                            11. SELLER'S WARRANTIES

11.1 GIVING OF WARRANTIES

The Seller gives the Seller's Warranties in favour of the Buyers as at the date of this agreement and, where specified in schedule 2, as at the Completion Date.

11.2 RELIANCE

The Buyers have entered into this agreement in reliance on the Seller's Warranties and other terms of this agreement and nothing else.

11.3 ACKNOWLEDGMENT

The Buyers acknowledge and agree that:

(a) on the basis that the Disclosures have, to the knowledge and belief of the State, been made in good faith and that the State has no knowledge that the information therein is misleading or deceptive (but acknowledging that the State is under no obligation to make any enquiries to verify that state of knowledge) any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to by the Seller, the State, a representative of the Company or an Adviser in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this agreement;

(b) they have entered into this agreement after satisfactory inspection and investigation of the affairs of the Company based on the Disclosures and other information available to them;

(c) no representation or warranty is made by the Seller or the State (nor has the Seller or the State any liability whatsoever to the Buyers) in relation to:

    (1) the principles to be applied by the Officer of the Regulator-General or its successor(s) or other Governmental Agencies with respect to the regulation of the Victorian electricity industry and in particular matters affecting prices and charges;

    (2) the regulation of the Victorian electricity industry (including any act or omission by the Officer of the Regulator-General, Victorian Power Exchange, the Pool Consultative Committee, the Chief Electrical Inspector or any responsible Minister of the Crown) and other industries in Victoria (and the relationship of such other industry regulation to the regulation of the Victorian electricity industry);

    (3) the status of relations between the Company and its employees;

    (4) the future wholesale price of electricity to be paid to, and its impact on, the Company, other than the existence and terms of the Vested Hedging Contracts entered into by the Company and contained in the Data Room Documentation;

    (5) the value of the Shares or the value ascribed by the Electricity Act and Allocation Statement to each asset acquired by the Company (in particular the Assets and land and mine development costs), for the purposes of depreciation, amortisation, capital gains or otherwise;

    (6) the basis on which any allowance or deduction for depreciation of any of the Assets and other assets of the Company may be calculated or allowed for Federal tax purposes;

    (7) the performance, future action, operation, profitability and commercial direction of any entity participating in the Victorian wholesale electricity market and, on the commencement of a "national" electricity market involving some or all of the eastern States of Australia and the Australian Capital Territory, of any entity participating in that "national" electricity market; and

    (8) the giving of the Financial Assistance by the Company;

(d) they have made their own enquiries about the structure and ambit of the development of a "national" electricity market involving some or all of the eastern States of Australia and the Australian Capital Territory and the impact such a market and market rules would (or would be likely to) have on the profitability or otherwise of the Company or the Business or any part thereof and the position of the Station in relation to that market;

(e) the energy levy under the pool rules to the extent, if any, as modified by the Energy Levy Orders is an integral part of the regulatory framework under which the Company carries on the Business and accordingly the Buyers will not, and will ensure the Company does not, challenge the appropriateness, amount or basis of such levy at the rate set by or pursuant to, any law as at the date of this agreement;

(f) the Buyers will not, and will ensure that the Company does not, challenge the obligation of the Company to pay the Financial Accommodation Levy or the appropriateness, amount or basis of the Financial Accommodation Levy at the rate set by or pursuant to any law at the date of this agreement; and

(g) they are aware of the arrangements relating to the take or pay element of Generation Victoria's gas supply contract and are aware of the approval requirements imposed by the State on the electricity contracting activities of the Company in the four month period prior to the date of this agreement.

11.4 REMEDIES

The sole remedy of the Buyers for breach of any Seller Warranty is to damages in accordance with this clause 11 or the indemnities in accordance with clause 12, and in no event are the Buyers to be entitled to rescind this agreement.

11.5 ABILITY TO CLAIM

The Buyers are precluded from bringing a claim for breach of any Seller Warranty or under the indemnities in clause 12, to the extent:

(a) that the claim is based on any fact, matter or circumstance:

    (1) set out in the Disclosures;

    (2) within the actual knowledge of the Buyers or which ought to have been known by the Buyers, having regard to their knowledge (and the knowledge of their advisers) of the electricity industry (including, without limitation, the mining of coal) and having regard to their opportunities to make enquiries of the State and the Company; or

    (3) which, before the date of this agreement, had been communicated in writing to the Buyers;

(b) that the claim arises or is increased directly as a result of action taken (or not taken as the case may be) by the Seller or the Company on or after the date of this agreement, after consultation with, and receipt of no objection within a reasonable period from, the Buyers;

(c) that provision has been made in the Balance Sheet for any fact, matter or circumstance on which the claim is based;

(d) to which the claim is recoverable (or would have been recoverable under insurance if notified to the Seller or the insurers in a timely manner after the date of this agreement);

(e) that the claim is based on any risk (actual or potential), fact, matter or circumstance which was generally known in relation to the Victorian or Australian electricity industry before the Completion Date;

(f) of any change after the Completion Date in any applicable law (other than any act or subordinate legislation of the State) which has retrospective effect;

(g) that either the Buyers have or the Company has failed to comply with the procedures set out in clause 12.3, so that the State is effectively unable to assume or conduct (or is materially prejudiced in so assuming or conducting) any defence or other action contemplated by that clause; or

(h) that the claim is based on any forecasts, projections or representations as to the future revenue or profits in respect of the Company or the Business given by or on behalf of the Seller, the State, representatives of the Company or the Advisers.

11.6 LIMITATION ON CLAIMS

The Buyers' right to claim under the Seller's Warranties and the indemnity in clause 12.2 is limited to $1.00. The Buyers' right to claim under the indemnities in clause 12.1 is limited as follows:

(a) the Buyers must give written notice to the State of the general nature of the claim as soon as is reasonable after they become aware of the facts, matters or circumstances on which the claim is based (and where the claim is recoverable under insurance the time limits imposed by the relevant insurer shall be taken into account in determining what is reasonable) and in any event within 12 months after the Completion Date;

(b) in the case of a single claim, where the amount claimed exceeds $1,000,000 provided that no claim may be brought by the Buyers unless and until the aggregate of all such claims exceeds $3,000,000 (and then only to the extent of the excess); and

(c) the maximum aggregate amount which the Buyers may recover from the Seller under the indemnity in clause 12.1 in respect of all claims is $40,000,000.

11.7 QUANTIFICATION OF CLAIMS

The quantum of any liability the Seller has to the Buyers under the Seller's Warranties, clause 12 and otherwise under this agreement shall be determined solely by reference to the direct financial impact on the Company or the Buyers which results from the facts, matters or circumstances on which the claim is based, not being as warranted and in no event will the Buyers be entitled to claim a multiple of that direct financial impact.

11.8 STATE EQUIVALENT TAX

The State Equivalent Tax imposed on the Company with respect to the period commencing on and from l July 1996 and ending on the Completion Date is estimated to be as follows:

(a) profit (before State Equivalent Tax) on sale of the Assets by the Company:
    $486,579,121.87;

(b) operating profit (before State Equivalent Tax) earned by the Company in the months of:

    1 September to 13 September             Nil
    14 September to 30 September            $2,500,000
    October                                 $2,500,000

(in aggregate the "ESTIMATED STATE EQUIVALENT TAX" with any amount referred to in paragraph (b) being reduced proportionately if the period is less than the relevant period set out above). The Buyers shall procure the Company does not challenge the basis of the amounts specified above.

The Buyers shall procure that the Company lodges a return in respect of the State Equivalent Tax payable by the Company for the above periods within 30 days after the Completion Date. The Company must prepare the return consistently with past practice and in particular consistent with binding tax rulings and instructions of the Treasurer.

                       12. SELLER'S INDEMNITIES/COVENANTS

12.1 TAX INDEMNITY

The Seller indemnifies the Buyers as a continuing indemnity against any liability or loss suffered or incurred by the Company which arises from (and any costs, charges or expenses incurred by the Company in connection with) any liability to pay Tax which is not fully provided for in the Balance Sheet and which arises in respect of the period before 30 June 1996.

12.2 INDEMNITY

Subject to clauses 11.5, 11.6 and 11.7, the Seller indemnifies the Buyers against any liability or loss suffered or incurred by the Buyers and arising from (and any costs, charges or expenses incurred by the Buyers or in connection with) any breach of, or default under, this agreement by the Seller.

12.3 CLAIMS PROCEDURE

On receipt of a notice under clause 11.6(a) which involves a Third Party Claim, the State shall assume the defence of the claim unless the claim is covered by insurance, in which event the defence will be conducted by the insurer's lawyers. The Buyers shall have the right, at their own cost, to employ separate lawyers or other advisers in any such action or claim and, subject to the consent of the relevant insurance company, to participate in the defence. The Buyers agree that:

(a) they shall not, and shall ensure the Company does not, pay or settle any claim in respect of which an indemnity may be claimed under this clause 12 or make any admission in respect of any claim in respect of which an indemnity may be claimed under this clause 12 without the prior written consent of the State;

(b) they shall1 procure that the Company executes such forms and documents and also makes such personnel and documents available to the State as the State may reasonably require to enable the State to assume, defend or take such other action in respect of any such Third Party Claim (including without limitation the lodgment of an objection to the assessment or decision by the Victorian Commissioner of State Revenue or other responsible person relating to Tax within the time required by the relevant applicable law); and

(c) they must promptly notify the State of receipt by it or the Company of any advice, correspondence or other communication with the third party (or its advisers) which relates to the Third Party Claim.

In this clause "THIRD PARTY CLAIM" means any liability of the Company to a third party which arises out of or results from claims asserted against the Company by a third party, and in respect of which the Seller or the State may be liable to the Buyers under this agreement.

12.4 EBAC TRUST CONTRIBUTION

The State covenants that the State will pay the EBAC Trust Contribution to the Fund Trustee on the Completion Date as defined by the EBAC Share Sale Agreement.

12.5 INDEMNITY

Notwithstanding anything contained in this Agreement the State indemnifies the Buyers without limitation and as a continuing indemnity against any liability incurred and against any loss or damage suffered by the Buyers arising from a breach of clause 12.4.

                         13. ACTION PENDING COMPLETION

13.1 CARRYING ON OF BUSINESS

(a) Before Completion the Seller and the State will ensure that, except as expressly contemplated by this agreement, the Company carries on the Business (including payment of its debts as and when they fall due) in the ordinary and normal course so as to preserve the value of the assets, financial and trading position of the Business.

(b) The Seller and the State must also ensure that before Completion unless the Buyers consent (or fail to object) in accordance with clause 13.2 or as otherwise contemplated by this agreement:

    (1) the Company does not enter into any contractual commitment requiring the Company to pay:

        (A) more than $1,000,000 (or commitments with a particular person where the aggregate value of those commitments is more than $1,000,000); or

        (B) more than $200,000 per annum in any period more than 5 years from the Completion Date, except as otherwise disclosed in the Disclosures;

    (2) the Company does not issue any shares, options or securities which are convertible into shares in the Company, other than in accordance with this agreement;

    (3) the Company does not dispose of, or agree to dispose of or grant an option to purchase, any material asset of the Company or the Business, or any interest in such asset except pursuant to the Asset Sale Agreement;

    (4) the Company does not engage any new employee with an annual remuneration package in excess of $100,000, (and, except in the ordinary course of business) terminate any of the Employees or change the terms of employment (including remuneration) of any of the Employees;

    (5) the Company manages the working capital requirements and any liabilities of the Company in the ordinary course of business (with both the Seller and the Buyers having the right to have their respective representatives observe management in carrying out such activities);

    (6) the Company does not incur any expenditure or make any payment in excess of $1,000,000;

    (7) the Company does not incur any indebtedness except pursuant to the Company's overdraft facilities or with TCV in the ordinary course of business;

    (8) the Company does not declare or pay any dividend or make any distribution of profits or capital;

    (9) the Company does not grant any mortgage or floating charge; and

   (10) the Company does not acquire any assets outside the ordinary course of business or acquire any Equity Security.

13.2 BUYERS' REPRESENTATIVE

(a) The Buyers must nominate a person ("BUYERS' REPRESENTATIVE") who has authority to act on behalf of the Buyers in relation to any queries, consents or approvals required under this agreement. The Buyers' Representative shall be Mr. Bob Rollinson.

(b) If the Buyers' Representative does not consent or object to the entry into of a particular contract or conduct of the type described in clause 13.1(b) within 5 Business Days of being notified of the Company's intention to enter into that contract or implement that conduct, the Buyers shall be deemed to have consented to the entry into of that contract or implementation of that course of conduct.

13.3 ACCESS

Before the Completion Date the Seller and the State must use reasonable endeavours to:

(a) ensure that the Buyers are, and any person authorised by the Buyers is, given all reasonable access during normal business hours to the assets, properties, books of account, records and documents of the Company;

(b) promptly provide the Buyers with al1 explanations and information it requests in respect of the Company or the Business;

(c) ensure that the Buyers are, and any person authorised by the Buyers is, given reasonable access to senior management of the Company; and

(d) provide the Buyers' Representative with an office at the Company's offices at the Station.

                               14. ANNOUNCEMENTS

14.1 LEGAL REQUIREMENTS

The Buyers may not disclose anything in respect of this agreement or the terms of sale of the Shares or Assets except as required:

(a) by applicable law; or

(b) by the requirements of any recognised stock exchange on which its shares or the shares of any related body corporate are listed,

but must consult with the State before making the disclosure; and the Buyers must

(c) use reasonable endeavours to accommodate reasonable requests by the State as to the form and content of the disclosure; and

(d) claim and apply for, to the maximum extent possible, any exemptions or rights of confidentiality that may be afforded the Buyers under such laws or requirements.

14.2 DISCLOSURE TO OFFICERS AND PROFESSIONAL ADVISERS

A party may disclose anything in respect of this agreement or the terms of the sale of the Shares or Assets to such of the Officers, employees and professional advisers of that party and its related bodies corporate and to its lenders and the lender's professional advisers as need to know that thing for the ordinary business purposes of the Company or the Buyers but it must use its best endeavours to ensure all matters disclosed are kept confidential.

14.3 FURTHER PUBLICITY

Subject to clauses l4.l and 14.2 the Buyers must not disclose the provisions of this agreement, the Asset Sale Agreement, the terms on which the Shares are sold or the terms on which the Assets are sold unless the State has first consented in writing.

14.4 COMPANY'S COMPLIANCE WITH ELECTRICITY ACT

The Buyers, the Seller and the State each acknowledge that the Company is, while it is a public generation company under the Electricity Act, under obligations to provide information to the Minister or the Treasurer under sections 35 and 36 of the Electricity Act.

                         15. DUTIES, COSTS AND EXPENSES

15.1 PAYMENT OF DUTY

Subject to clauses 4.5 and 5.4 the Company must pay:

(a) any Duty in respect of the execution, delivery and performance of this agreement and any document entered into or signed under this agreement; and

(b) any fine, penalty or other cost in respect of a failure to pay any Duty.

15.2 INDEMNITY

The Buyers indemnify the Seller against any amount payable under clause l5. 1.

15.3 COSTS AND EXPENSES

Subject to clause 4.5 and clause l5.l, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement or other document described in clause l5.l(a).

15.4 COSTS OF PERFORMANCE

Any action to be taken by a party in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

                    16. GUARANTORS' GUARANTEE AND INDEMNITY

16.1 GUARANTEE

Subject to clauses 16.2 and 16.6, each Guarantor unconditionally and irrevocably severally, in the proportions set forth in column D of schedule l, guarantees to the Seller and the State ("the Guarantee") the due and punctual performance of its Respective Buyer's obligations under this agreement:

(a) to pay its proportion of the Deposit (if it is required to be paid pursuant to clause 3); and

(b) to make or procure to be made its proportion of the payments required to be made by the Buyers and the Company at Completion.

16.2 ADDITIONAL FUNDING

Notwithstanding the fact that the Buyers and the Guarantors have arranged funding facilities to enable the Buyers to meet their obligations under this agreement (including payment of the Deposit and making the payments required to be made by the Buyers and the Company on Completion), the Buyers and the Guarantors acknowledge that the Buyers must meet those obligations even if the funding facilities are not available. Furthermore, in the event that the funding facilities are not available, and Hazelwood Investment Company Pty Ltd or CISL (Hazelwood) Pty Ltd are not able to meet, or meet in full, their obligations under this agreement, PacifiCorp Holdings, Inc. and National Power PLC shall provide additional funding (to the extent of 22.22% and 77.78% respectively) to enable the Buyers, collectively, to meet their obligations under this agreement.

16.3 INDEMNITY

Subject to clause 16.6, as a separate and independent principal obligation, each Guarantor severally indemnifies (in the proportions set out in column D of schedule 1) the Seller and the State against al1 liabilities, losses, damages, costs or expenses incurred or suffered by the Seller or the State and al1 actions, proceedings, claims or demands made against the Seller or the State as a result of default of its Respective Buyer in the performance of such Buyer's obligation set forth in clause 16.1 or from any such express or implied obligations being unenforceable.

16.4 EXTENT OF GUARANTEE AND INDEMNITY

(a) This clause 16 applies to this agreement, as amended, supplemented, renewed or replaced.

(b) The obligations of the Guarantors under this clause 16 extend to any change in the obligations of the Buyers as a result of:

    (1) any amendment, supplement, renewal or replacement of this agreement; or

    (2) the occurrence of any other thing.

(c) This clause 16.4 applies:

    (l) regardless of whether the Guarantors are aware of, or have consented to, or have given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Seller, the State or the Buyers are a party or the occurrence of any other thing; and

    (2) irrespective of any rule of law or equity to the contrary.

16.5 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of a Guarantor's Respective Buyer under this agreement is:

    (1) void, voidable or unenforceable in whole or in part; or

    (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

    the liability of that Guarantor under this clause 16 and any Power is the same as if:

    (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

    (4) any release, settlement or discharge made in reliance on any thing referred to in clause l6.5(a)(3),

    had not been made and the Guarantor must immediately take all action and sign all documents necessary or required by the Seller or the State to restore to the Seller and the State this clause 16 and any Security Interest held by the Seller or the State immediately before the payment, conveyance, transfer or transaction.

(b) Clause 16.5(a) applies whether or not the Seller or the State knew, or ought to have known of, anything referred to in that clause.

16.6 CONTINUING GUARANTEE AND INDEMNITY

This Guarantee and indemnity shall terminate and shall be of no further effect upon Completion and the making of all payments required to be made by the Buyers and the Company at Completion (including for the avoidance of doubt, the payments to be made under clause 6).

16.7 WARRANTIES OF THE GUARANTORS

Each Guarantor severally represents and warrants that:

(a) it has the corporate power to enter into this guarantee and indemnity and has taken all necessary action to authorise the execution, delivery and performance of this agreement;

(b) this guarantee and indemnity constitutes a legally valid and binding obligation of the Guarantor enforceable in accordance with its terms; and

(c) the execution, delivery and performance of this guarantee and indemnity will not violate any provision of:

    (l) any law or regulation or any order or decree of any Governmental Agency of the Commonwealth of Australia or any state or territory;

    (2) the memorandum or articles of association of the Guarantor or equivalent constituent documents; and

    (3) any security agreement, deed, contract, undertaking or other instrument to which the Guarantor is a party or which is binding on it and does not and will not result in the creation or imposition of any security over any of its assets pursuant to the provision of any such security agreement, deed, contract, undertaking or other instrument.

                           16A CBA GROUP UNDERTAKINGS

16A.1 HAZELWOOD INVESTMENT COMPANY PTY LTD UNDERTAKING

Hazelwood Investment Company Pty Ltd shall on the date of this agreement deliver to the State and the Seller an undertaking given by Commonwealth Bank of Australia (ACN 123 123 124) in the form set out in Schedule 5.

16A.2 CISL (HAZELWOOD) PTY LTD UNDERTAKING

CISL (Hazelwood) Pty Ltd shall on the date of this agreement deliver to the State and the Seller an undertaking given by Commonwealth Investment Services Ltd (ACN 003 049 830) in the form set out in Schedule 5.

                      17. STATE'S GUARANTEE AND INDEMNITY

17.1 GUARANTEE

The Treasurer on behalf of the State at the request of the Seller, pursuant to section 85B of the State Electricity Commission Act 1958, unconditionally and irrevocably guarantees to the Buyers the due and punctual performance of the Seller's obligations under this agreement (including any indemnities given in favour of the Buyers).

17.2 INDEMNITY

As a separate and independent principal obligation, the State indemnifies the Buyers against all liabilities, losses, damages, costs or expenses incurred or suffered by the Buyers and al1 actions, proceedings, claims or demands made against the Buyers as a result of default by the Seller in the performance of any such obligation or from any such express or implied obligations being unenforceable.

17.3 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This clause 17 applies:

     (1) to the present and future obligations of the Seller under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced.

(b) The obligations of the State under this clause 17 extend to any change in the obligations of the Seller as a result of:

    (1) any amendment, supplement, renewal or replacement of this agreement; or

    (2) the occurrence of any other thing.

(c) This clause 17 is not affected, nor are the obligations of the State under this agreement released or discharged or otherwise affected, by anything which, but for this provision, might have that effect.

(d) This clause 17.3 applies:

    (1) regardless of whether the State is aware of, or has consented to, or is given notice of, any amendment, supplement, renewal or replacement of any agreement to which the Buyers and the Seller are a party or the occurrence of any other thing; and

    (2) irrespective of any rule of law or equity to the contrary.

(e) The indemnity in clause 17.2 does not apply to the giving of the Financial Assistance nor the resolutions to be passed by the Seller and the directors of the Company as contemplated by this agreement.

17.4 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting any obligation of the Seller under this agreement is:

    (1) void, voidable or unenforceable in whole or in part; or

    (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

    the liability of the State under this clause 17 and any Power is the same as if:

    (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

    (4) any release, settlement or discharge made in reliance on any thing referred to in clause 17.4(a)(3),

    had not been made and the State must immediately take all action and sign all documents necessary or required by the Buyers to restore to the Buyers this clause 17 and any Security Interest held by the Buyers immediately before the payment, conveyance, transfer or transaction.

(b) Clause 17.4(a) applies whether or not the Seller knew, or ought to have known of, anything referred to in that clause.

17.5 CONTINUING GUARANTEE AND INDEMNITY

This is a continuing obligation of the State, despite:

(a) any settlement of account; or

(b) the occurrence of any other thing,

and remains in full force and effect until:

(c) the obligations of the Seller under this agreement have been performed; and

(d) this clause 17 has been finally discharged by the Seller.

17.6 WARRANTIES OF THE STATE

The State represents and warrants that this guarantee and indemnity constitutes a legally valid and binding obligation of the guarantor enforceable in accordance with its terms.

                                  18. NOTICES

18.1 GENERAL

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

(a) must be in legible writing and in English addressed as shown:

    (1) if to the Seller:            The Administrator,

        Address:                     State Electricity Commission of Victoria,
                                     Level 5, 452 Flinders Street
                                     Melbourne 3000
        Attention:                   Mr G Brooke

        Facsimile:                   (03) 9679 4747;

    (2) if to the State:             The Treasurer
                                     Address:  Office of the Treasurer
                                     Level 4, 1 Treasury Place
                                     East Melbourne 3002

        Attention:                   Director of Energy Projects Division

        Facsimile:                   (03) 965 l 3610;

    (3) if to the Buyers:            C/- Phillips Fox

        Address:                     120 Collins Street
                                     Melbourne, 3000

        Attention:                   Judith Earls/Stephen Sawer

        Facsimile:                   (03) 9274 5111; and

    (4) if to the Guarantors:        C/- Phillips Fox

        Address:                     120 Collins Street
                                     Melbourne, 3000

        Attention:                   Judith Earls/Stephen Sawer

        Facsimile:                   (03) 9274 5111

        or as specified to the sender by any party by notice;

(b) where the sender is a company, must be signed by an Officer or under the common seal of the sender;

(c) is regarded as being given by the sender and received by the addressee:

    (1) if by delivery in person, when delivered to the addressee; or

    (2) if by facsimile transmission, when transmitted legibly to the addressee,

    but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 pm (addressee's time) it is regarded as received at 9:00 am on the following Business Day; and

(d) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

18.2 LEGIBILITY OF FACSIMILE TRANSMISSION

A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 18.1(c)(2) and informs the sender that it is not legible.

                            19. ON GOING OBLIGATIONS

19.1 CONTINUED ACCESS

The Buyers acknowledge that the State has continuing reporting obligations under:

(a) the uniform budget presentation standards and Australian loan council standards, as agreed from time to time by the Premiers of various States within Australia; and

(b) the Financial Management Act 1994.

Accordingly, the Buyers must ensure that from Completion up until 30 June 1997:

(c) the State is granted full and free access at all reasonable times to those employees of the Company whose knowledge or information is needed by the State (together with all books, records and other data pertaining to the Company and which are referrable to the period on and before the Completion
    Date) to enable it to comply with these obligations;

(d) if, to comply with such reporting obligations, the Auditor-General or the Treasurer requires the Company to prepare any accounts or other financial information, the Company must, subject to any changes in the Australian Accounting Standards Board accounting standards:

    (1) prepare such accounts or other financial information on a basis consistent with the accounting policies and practices applied by the Company in the 1995 Accounts; or

    (2) prepare such accounts or other financial information on the basis of its then current accounting policies and practices, but with a reconciliation setting out the difference between its current accounting policies and practices and those which applied in the 1995 Accounts; and

(e) the Company at all times keeps the State promptly informed on all rulings received on key matters relating to federal tax.

19.2 ***













19.3 IKEA LEASE

The Buyers and the State must use their best endeavours to effect the novation of the IKEA Lease from Generation Victoria to the Buyers. In doing so, the Buyers must use their best endeavours to provide any credit support personally required by IKEA, as soon as reasonably practicable following Completion. If the IKEA Lease cannot be novated to the Buyers the State must procure that Generation Victoria declares that it holds its rights under the IKEA Lease upon trust for the Buyers, subject to the Buyers indemnifying Generation Victoria in respect of all liabilities under the IKEA Lease.

19.4 HEADS OF AGREEMENT

The Buyers acknowledge that the Company and Power Net Victoria have entered into the Heads of Agreement and the Buyers and Seller must use their best endeavours (and must procure that the Company uses its best endeavours) to document and finalise the real property interests set out in the Heads of Agreement as soon as reasonably practicable following Completion.

19.5 NOVATION OF ETSA AGREEMENTS

In the period up to Completion and in the three (3) month period following Completion, the State will procure that the Generators controlled by the State consent to the novation of the ETSA

Agreements from the Company to the Buyers within ten (10) Business Days receipt of a request for such consent from the Buyers.

19.6 ***













                                  20. GENERAL

20.1 GOVERNING LAW AND JURISDICTION

(a) This agreement is governed by the laws of Victoria. Each party irrevocably submits to the exclusive jurisdiction of the courts of Victoria.

(b) Each party irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

20.2 WAIVERS

(a) Waiver of any right arising from a breach of this agreement or of any Power arising upon default under this agreement must be in writing and executed by the party granting the waiver.

(b) A failure or delay in exercise, of:

    (l) a right arising from a breach of this agreement; or

    (2) a Power created or arising upon default under this agreement,

    does not result in a waiver of that right or Power.

(c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement as constituting a waiver of that right or Power.

(d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e) This clause 20.2 may not itself be waived except in writing executed by the party granting the waiver.

20.3 VARIATION

A variation of any term of this agreement must be in writing and executed by the parties.

20.4 FURTHER ASSURANCES

Each party must do all things, and execute all further documents, necessary to give full effect to this agreement.

20.5 THIRD PARTY RIGHTS

No person (including, but not limited to, an Employee) other than a party to this agreement and those persons expressly referred to in paragraphs (r) and (s) of clause l.2 and an assignee pursuant to the proviso to clause 20.7 has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

20.6    THIS AGREEMENT SUPERSEDES OTHERS

This agreement and the Asset Sale Agreement embody the entire agreement between the parties with respect to the subject matter of this agreement and supersede any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this agreement.

20.7    ASSIGNMENT

A party may not assign its rights under this agreement without the consent of the other parties provided that, this prohibition shall not apply to a person wishing to provide security by way of an assignment of its interest in this agreement.


EXECUTED by the parties as an agreement.


SIGNED by the Honourable Alan Robert
Stockdale for and on behalf of the
STATE OF VICTORIA in the presence of:

[signature appears here]                       /S/ ALAN ROBERT STOCKDALE
- -------------------------------                ---------------------------
Witness                                        Alan Robert Stockdale


[Name appears here]
- -------------------------------
Name (please print)



THE COMMON SEAL of
STATE ELECTRICITY COMMISSION
OF VICTORIA was affixed to this                    [Seal appears here]
document in accordance with the
State Electricity Commission Act in
the presence of:


/S/ GRAHAM BROOKE                              /S/ N. J. MCMANEN
- -------------------------------                ---------------------------
Administrator                                  Witness



                                               N. J. McManen
                                               ---------------------------
                                               Name (please print)

SIGNED for NATIONAL POWER
AUSTRALIA INVESTMENTS LIMITED
by its duly authorised signatory:


   [SIGNATURE APPEARS HERE]                   /s/ Max Hebert
- --------------------------------              -----------------------------
Witness                                       Authorised Signatory


   [NAME APPEARS HERE]                       Max Hebert
- --------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for HAZELWOOD PACIFIC
PTY LTD by its attorney
in the presence of:

/s/ S.J.E. Uthmeyer                           /s/ Daniel L. Spalding
- --------------------------------             ------------------------------
Witness                                       Attorney

    Simon J.E. Uthmeyer                           Daniel L. Spalding
- --------------------------------             ------------------------------
Name (please print)                           Name (please print)



SIGNED for AUSTRALIAN POWER
PARTNERS C.V. by its attorney
in the presence of:

/s/ Reggie G. Rice                            /s/ Louis Dorey
- --------------------------------             ------------------------------
Witness                                      Attorney

    Reggie G. Rice                                Louis Dorey
- --------------------------------             ------------------------------
Name (please print)                          Name (please print)

SIGNED for HAZELWOOD
INVESTMENT COMPANY
PTY LTD by its attorney
in the presence of:


/s/  J.C. Sheridan                            /s/  Carolyn Lawson-Kerr
- --------------------------------              -----------------------------
Witness                                       Attorney


     J.C. Sheridan                                 Carolyn Lawson-Kerr
- --------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for CISL (HAZELWOOD)
PTY LTD by its attorney
in the presence of:

/s/  J.C. Sheridan                            /s/  Susan Kalius
- --------------------------------              -----------------------------
Witness                                       Attorney

     J.C. Sheridan                                 Susan Kalius
- --------------------------------              -----------------------------
Name (please print)                           Name (please print)



SIGNED for NATIONAL POWER
PLC by its attorney
in the presence of:

/s/  Simon J.E. Uthmeyer                     /s/   Max Hebert
- --------------------------------             ------------------------------
Witness                                      Attorney

     Simon J.E. Uthmeyer                           Max Hebert
- --------------------------------             ------------------------------
Name (please print)                          Name (please print)

SIGNED for PACIFICORP
HOLDINGS, INC. by its
attorney in the presence of:

/s/ Simon J.E. Uthmeyer                         /s/ Daniel L. Spalding
- -------------------------------                 -----------------------------
Witness                                         Attorney

Simon J.E. Uthmeyer                             Daniel L. Spalding
- -------------------------------                 -----------------------------
Name (please print)                             Name (please print)




SIGNED for DESTEC
ENERGY, INC. by its attorney
in the presence of:

/s/ Reggie G. Rice                              /s/ Louis Dorey
- -------------------------------                 -----------------------------
Witness                                         Attorney

Reggie G. Rice                                  Louis Dorey
- -------------------------------                 -----------------------------
Name (please print)                             Name (please print)



                                                            SCHEDULE 1
                                                 DETAILS OF BUYERS AND GUARANTORS
- ------------------------------------------------------------------------------------------------------------------------------------
        COLUMN A                                    COLUMN B                  COLUMN C                            COLUMN D

        BUYER                                      OWNERSHIP                  GUARANTOR                       MAXIMUM AMOUNT OF
                                                INTEREST/SHARE                                             GUARANTOR'S GUARANTEE OF
                                                  OF BUYERS'                                                ITS RESPECTIVE BUYER'S
                                                  OBLIGATIONS                                                 OBLIGATIONS AUST $
- -----------------------------------------------------------------------------------------------------------------------------------
1       National Power Australia Investments        51.94%          National Power PLC (Company No.:236693)      $1,397,983,334
        Limited (Company No.:2782480)                               Windmill Hill Business Park, Whitehill Way,
        Windmill Hill Business Park                                 Swindon, Wiltshire SN5 6PB, England
        Whitehill Way, Swindon, Wiltshire SN5
        6PB England
- ------------------------------------------------------------------------------------------------------------------------------------
2       Hazelwood Pacific Pty Ltd                   19.90%          PacifiCorp Holdings, Inc. 700 N.E.             $470,416,666
        (ACN 074 351 376)                                           Multnomah Street, Suite 1600
        Level 3, 77 Southbank Boulevard                             Portland, Oregon 97232-4116, USA
        Southbank Victoria 3006
- ------------------------------------------------------------------------------------------------------------------------------------
3       Australian Power Partners C.V., 1077        20.00%          Destec Energy, Inc.                            $450,000,000
        WV Amsterdam,                                               2500 Citywest Boulevard,
        Prinses Irenestraat 61,                                     Suite 150, PO Box 4411
        The Netherlands                                             Houston, Texas, 7721-4411, USA
- ------------------------------------------------------------------------------------------------------------------------------------
4       Hazelwood Investment Company Pty Ltd         2.04%                                                       See Schedule 5
        (ACN 075 041 360)
        Level 19, 385 Bourke Street
        Melbourne Victoria 3000
- ------------------------------------------------------------------------------------------------------------------------------------
5       CISL (Hazelwood) Pty Ltd                     6.12%                                                       See Schedule 5
        (ACN 074 747 185)
        Level 19, 385 Bourke Street
        Melbourne Victoria 3000
- ------------------------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE 2
                              SELLER'S WARRANTIES

                                  WARRANTY 1
                              SHARES AND CAPITAL

In this schedule and clause 11.3, a reference to the knowledge and belief or opinion of the State or the Seller shall be limited to and constituted by the knowledge and belief or opinion obtained or formed by the State or the Seller (as the case may be) after due enquiry of Peter Troughton and Brian Leighs.

1.1 TITLE

The Seller will at Completion be the beneficial owner of the Shares (which are free of all Security Interests and other third party interests or rights) with the legal ownership of the Shares held as follows:

the Seller:            996 ordinary shares;
Mr. Graeme Greaves:    one ordinary share;
Mr. John Drewett:      one ordinary share;
Mr. Peter Coughlin:    one ordinary share; and
Mr. Noel McMahen:      one ordinary share.

1.2 CONSENTS

On Completion the Seller and Nominees will be able to sell and transfer the Shares without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

1.3 ISSUED CAPITAL

On Completion the Shares will be all the issued Equity Securities in the capital of the Company.

1.4 AUTHORISED CAPITAL

The authorised capital of the Company at the date of this agreement is $500,000,000 divided into 500,000,000 ordinary shares of $1.00 each.

1.5 FULLY PAID

On Completion the Shares will be fully paid and no money will be owing in respect of them.

1.6 ISSUE OF OTHER SECURITIES

The Company is not under any obligation to issue or allot, and has not granted any person the right to call for the issue or allotment of, any shares or other securities of the Company at any time.

1.7 NO LEGAL IMPEDIMENT

Except for those matters relating to the giving of the Financial Assistance by the Company, the execution, delivery and performance by the Seller and the State of this agreement complies with:

(a) each law, regulation, Authorisation, ruling, judgment, order or decree of any Governmental Agency; and

(b) any Security Interest or document which is binding on the Seller.

1.8 AUTHORISATIONS

The Treasurer has the power to execute this agreement on behalf of the State, and, except for those matters relating to the giving of the Financial Assistance by the Company, the Seller has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

                             WARRANTY 2
                         CORPORATE EXISTENCE

2.1 CORPORATE EXISTENCE

The Company:

(a) is a public limited company;

(b) has the power to own its assets and carry on its business as it is now being conducted;

(c) is not registered and is not required to be registered in any place outside its place of incorporation;

(d) does not carry on business in any place other than Australia; and

(e) is incorporated in the State of Victoria.

2.2 COMPLIANCE WITH CONSTITUENT DOCUMENTS

The business affairs of the Company have been conducted in accordance with its memorandum and articles of association.

                                  WARRANTY 3
                               THE 1995 ACCOUNTS

3.1 BASIS OF PREPARATION

The 1995 Accounts have been prepared in accordance with the Corporations Law and on the basis set out in section 96 of the Electricity Act and have been prepared in a manner consistent with all applicable accounting standards.

3.2 FAIR PRESENTATION

Subject to the qualifications set out in any auditors report which forms part of the 1995 Accounts, the 1995 Accounts show a true and fair view of:

(a) the financial position and the assets and liabilities of the Company as at the relevant balance date; and

(b) the income, expenses and results of the operations of the Company for the financial period ended on the relevant balance date.

                                  WARRANTY 4
                     PERIOD SINCE THE DRAFT BALANCE SHEET

4.1 CARRYING ON BUSINESS

Since 30 June 1996 and up to and including the date of this agreement:

(a) the Company has carried on the Business in the ordinary and normal course;

(b) the Company has not entered into any contractual commitment requiring the Company to pay:

    (1) more than $1,000,000 (or commitments with a particular person where the aggregate value of those commitments is more than $1,000,000); or

    (2) more than $200,000 per annum in any period more than 5 years from the Completion Date,

(each a "MATERIAL CONTRACT") except as otherwise specifically disclosed in the Disclosures;

(c) the Company has not issued any Equity Securities in the Company;

(d) except for the sale of the Assets to the Buyers the Company has not disposed of, or agreed to dispose of or grant an option to purchase, any material asset of the Company or the Business, or any interest in such an asset other than in the ordinary course of business;

(e) no dividend or other distribution of profits or capital has been made to shareholders in the Company except for a dividend to be paid to the Seller as contemplated under this agreement;

(f) the Company has not engaged any new employee with an annual remuneration package in excess of $200,000 or, except in the ordinary course of the Business or pursuant to an enterprise bargaining agreement (or interim agreement), changed the terms of employment (including remuneration) of any of the Employees; and

(g) the Company has not altered its memorandum or articles of association.

                                  WARRANTY 5
                                    ASSETS

5.1 TITLE TO ASSETS

All the assets used in the Business and appearing in the Company's fixed asset register which still exist at the date of this agreement are or will, at Completion, be:

(a) except for land of the Company currently leased or licensed to or the subject of easements in favour of third parties, in the possession of the Company or able to be accessed by the Company;

(b) except for telecommunications cabling and assets and other assets used by telecommunications companies, water authorities, Integrated Systems Solutions Corporation Australia Ltd (ACN 001 538 736), distribution companies, Power Net Victoria, Victorian Power Exchange, other generators, retailers, customers and site contractors and for land of the Company currently leased to third parties, used solely by the Company;

(c) the absolute property of the Company free of al1 Security Interests; and

(d) except for land of the Company currently leased to third parties, not the subject of any lease or hire purchase agreement or agreements for purchase on deferred terms.

5.2 BOOK DEBTS

The Company will not assign or transfer in law or in equity any of its book debts prior to Completion.

                                  WARRANTY 6
                                  DISCLOSURE

6.1 DISCLOSURE

No trade secret or confidential information of the Company has been disclosed or made available to any person except in the ordinary course of business or in the course of the sale of the Shares.

                                  WARRANTY 7
                                 SECURED DEBT

  The Company has not granted or created, or agreed to grant any mortgages or floating charges.

                                  WARRANTY 8
                                  CONTRACTS

8.1 FOREIGN CURRENCY TRANSACTIONS

The Company is not party to any foreign currency transaction other than in the ordinary course of business.

8.2 CHANGE OF CONTROL

The Company is not party to any Material Contract (other than certain property leases) under which any third party is entitled, as a result of a change in ownership of the Shares:

(a) to terminate the contract; or

(b) to impose or require the adoption of terms which are less favourable to the Company than the current terms.

8.3 NO NOTICES

The Company has not received any written notice which might affect any rights of the Buyers or the exercise of any rights by the Buyers in respect of any Material Contract.

                                  WARRANTY 9
                            DELEGATIONS AND OFFERS

9.1 POWERS OF ATTORNEY

No power of attorney given by the Company is in force except as disclosed in the Disclosures.

9.2 OFFERS OUTSTANDING

Any offer, tender or quotation made by the Company in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of the Business.

                                  WARRANTY 10
                                   CREDITORS

10.1 OUTSTANDING NOTES

No cheque, promissory note or bill of exchange drawn, accepted or endorsed by the Company is still outstanding, other than:

(a) bills drawn in the course of refinancing by the Company of debt owed to the State or its instrumentalities; and

(b) cheques drawn to pay for obligations incurred by the Company in the ordinary course of the Business.

                                  WARRANTY 11
                              CORPORATE STRUCTURE

11.1 SHAREHOLDINGS

The Company is not the holder or the beneficial owner of any shares or other capital or securities convertible into shares or other capital in any other company other than 100 shares of $1.00 each in PowerWorks Pty Ltd.

11.2 PERMANENT ESTABLISHMENT

The Company does not have any permanent establishment (as that expression is defined in any relevant taxation agreement to which Australia is a party) outside Australia.

11.3 MEMBERSHIPS

The Company is not a member of any joint venture, partnership or unincorporated association (including a recognised trade association) other than:

(a) Co-operative Research Centre for New Technologies for Power Generation from Low Rank Coal; and

(b)  Electricity Supply Association of Australia.

                                  WARRANTY 12
                                   EMPLOYEES

12.1 ALLOWANCES

Other than contributions to the Company's Fund and payments required under personal employment contracts, the Company is not currently liable to pay any annuity, superannuation benefit, pension or other like payment in respect of the death, disability, retirement, resignation or dismissal of any Employee or any former employee of the Company.

12.2 TERMINATION OF EMPLOYMENT

The employment of each Employee can be lawfully terminated by such notice as is required by law without payment of any damages or compensation, including any severance or redundancy payments, in excess of the amount (if any) required by law.

12.3 EMPLOYEE PLANS

Except as set out in the Disclosures, the Company has no generally available compensation plans, benefit plans or agreements for the benefit of any Employee.

                                  WARRANTY 13
                             SUPERANNUATION SCHEMES

13.1 LIST COMPLETE

The Company's Fund is the only superannuation scheme or other pension arrangement:

(a)  in operation by or in relation to the Employees; and

(b) to which the Company contributes which provides its directors or Employees or their dependents with pensions, annuities or lump sum payments.

13.2 FUNDING

With respect to the Company's Fund:

(a) there were at 30 June 1996 no outstanding and unpaid contributions other than as provided in the Balance Sheet on the part of the Company or any Employee; and

(b) based on the actuarial reviews (copies of which form part of the Disclosures) the Seller is not aware of any fact or circumstance which, if included or taken into account in the preparation of those actuarial reviews by William M Mercer Pty Ltd of the Company's Fund, would have led to a different conclusion.

13.3 APPROVALS

Where the Company's Fund requires approval from any authority to obtain the benefit of any reduced or concessional tax rate, the approval has been obtained and is still current and the Seller has no reason to believe that it may be revoked.

                                  WARRANTY 14
                                    UNIONS

14.1 AGREEMENTS

The Company is not a party to any agreement, arrangement or understanding with a union or industrial organisation in respect of the Employees other than in respect of:

(a) awards made by, agreements certified by, or agreements the implementation of which has been approved by the Australian Industrial Relations Commission under the Industrial Relations Act 1958 (Cth); and

(b)  human resources policies.

14.2 AWARDS

No industrial awards apply to the Company other than:

(a) the State Electricity Commission of Victoria Electrical, Electronic and Engineering Employees Award, 1989;

(b) the State Electricity Commission of Victoria Engine Drivers and Firemens Award 1989;

(c) the State Electricity Commission of Victoria Metal Industry Employees Award 1989;

(d) the Transport Workers (State Electricity Commission of Victoria) Award 1990; and

(e) the State Electricity Commission of Victoria, Maintenance and Services Award 1989.

                                  WARRANTY 15
                              COMPLIANCE WITH LAW

15.1 COMPLIANCE WITH LAW

Save for the matters referred to in the "no-action" letter from the Office of the Regulator-General to the Company dated l August 1996 the ownership and use of the Company's assets by the Company comply with al1 applicable laws specific to the electricity industry.

15.2 CONDUCT AND PRACTICES

The Company only engages in, and has at all times only engaged in, conduct or practices which comply with al1 applicable laws concerning consumer transactions which affect the Company's operations (including any consumer protection, fair trading, restrictive trade practices or antitrust legislation).

15.3 LICENCES OBTAINED

(a) The Company has all necessary Authorisations required to conduct the Business and has paid all fees due in relation to them and complied with all conditions under them.

(b) There is no factor which might prejudice the continuance or renewal of any such Authorisation.

                                  WARRANTY 16
                                  LITIGATION

16.1 COMPANY NOT A PARTY TO ANY LITIGATION

The Company is not:

(a) a party to any investigation, prosecution, litigation, arbitration proceedings or any other form of mediation or dispute resolution; or

(b)  subject to any audit or investigation by any Governmental Agency;

other than:

(c) the matters referred to in the "no-action" letter referred to in warranty 15.1; and

(d) workers compensation and personal injury claims previously disclosed in the Disclosures.

16.2 NO LITIGATION PENDING OR THREATENED

No audit, investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution referred to in Warranty 16.1 is pending or threatened, except as otherwise disclosed in the Disclosures.

                                  WARRANTY 17
                                   SOLVENCY

17.1 NO LIQUIDATION OR WINDING-UP

The Company has not gone into liquidation or passed a winding-up resolution nor received a notice under sections 572 or 573 of the Corporations Law.

17.2 NO PETITION

No petition or other process for winding-up has been presented or threatened against the Company and there are no circumstances justifying a petition or other process.

17.3 NO WRIT OF EXECUTION

No writ of execution has issued against the Company or the property of the Company and there are no circumstances justifying a writ.

17.4 NO RECEIVER

No receiver, receiver and manager or administrator of any part of the undertaking or assets of the Company has been appointed or is threatened or expected to be appointed and there are no circumstances justifying an appointment.

                                  WARRANTY 18
                       RECORDS AND CONSTITUENT DOCUMENTS

18.1 RECORDS

All accounts, books, ledgers and financial and other records of the Company are either:

(a) in the possession or under the control of the Company and located at the Company's premises at Morwell and Melbourne;

(b) under the direction of the Company at Integrated Systems Solutions Corporation Australia Ltd (ACN 001 538 736);

(c) under the direction and/or control of Australian Science Archives Project in Carlton and Morwell and at other locations authorised by Australian Science Archives Project; or

(d) held on behalf of the Company by various contractors for the purposes of providing services to the Company.

18.2 MEMORANDUM AND ARTICLES

The Seller has supplied accurate and up-to-date copies of the memorandum and articles of association of the Company to the Buyers.

18.3 REGISTER OF MEMBERS

The Company has not received notice of any application or intended application for the rectification of its register of members or any other register which it is required by law to maintain.

                                  WARRANTY 19
                               TAXES AND DUTIES

19.1 PROVISIONING

Adequate provision is made in the Balance Sheet for any federal tax or Duty on the Company which is payable or may become payable by the Company in respect of the period before 30 June 1996 but which was unpaid at that date.

19.2 DOCUMENTS STAMPED

Any Duty payable in relation to any transaction or agreement to which the Company is or has been a party or by which the Company derives or has derived a substantial benefit has been paid.

19.3 RETURNS SUBMITTED

The Company has submitted any necessary information, notices, computations, returns, declarations and elections to the relevant Governmental Agency in respect of any federal tax or any Duty relating to the Company.

                                  WARRANTY 20
                                  INSURANCES

20.1 PREMIUMS PAID

The Company's insurance policies as set forth in the Disclosures have been validly entered into and all premiums due and payable under the Company's insurance policies have been paid.

20.2 MAINTENANCE OF POLICIES

The Company's insurance policies will be maintained in full1 force and effect until the Completion Date.

                                  SCHEDULE 3
                                  DISCLOSURES

1.  All Data Room Documentation.

2. All information which is available on public record up to and including 26 July 1996.

3. All information set out in the Information Memorandum dated 7 June 1996 (Volume 1 and 2) and 13 June 1996 (Volume 3).

4. All audit files made available for review by the Auditor-General regarding the 1995 Accounts, as follows:

   File 1 of 5 - Executive Summary File:

   .      Signed copy of the financial statements and Auditor-General's opinion;

   .      Official Report and client response;

   .      Management Letter and client response;

   .      General correspondence;

   .      Discussions with Management;

   .      Analytical Review; and

   .      Matters raised by Auditors.

   File 2 of 5 - Financial Statements File:
   .      Trial Balance;

   .      Post Closing Journals;

   .      General Ledger and Journals;

   .      Statement of Cash Flows;

   .      Review of Notes to Financial Statements;

   .      Subsequent Events Review;

   .      Review of Minutes; and

   .      Issues.

   File 3 of 5 - Current File:

   .      Cash;

   .      Debtors;

   .      Inventories;

   .      Investments; and

   .      Intangibles.

   File 4 of 5 - Current File:

   .      Fixed Assets; and

   .      Other Assets.

   File 5 of 5 - Current File:

   .      Creditors;

   .      Payroll;

   .      Provisions;.

   .      Borrowings;

   .      Other Liabilities;

   .      Share Capital; and

   .      Contingencies and Commitments.

5. All slides and visual aides used as part of the executive presentations made by the Company to the Buyers on the following dates (or other times as arranged):

________________________________________________________________________________________________________
 DATE                             PRESENTER             TOPIC                    VENUE
________________________________________________________________________________________________________
 17 June 96          2:00 pm       Bernie Smith         Corporate Summary        29/120 Collins

                     3:30 pm       Ian Derham           Mine                     29/120 Collins

                     5:00 pm       Graeme Dineen        Power Station            29/120 Collins


 18 June 96         12:00 pm       Geo Eng              Hazelwood mine           29/120 Collins


 20 June 96          2:00 pm       Garry Watkinson      Human Resources          29/120 Collins

                     3:30 pm       Brian Clark          Finance                  29/120 Collins

                     5:00 pm       Alistair Tompkin     Support Services         29/120 Collins


 24 June 96         10:30 am       Stephen Orr          Sales and Marketing      29/120 Collins


 26 June 96          9:00 am       Rodney Ward/         NSW and progress         29/120 Collins
                                   John Mather          towards the National
                                                        Market


 27 June 96          9:30 am       Neville Henderson    National Electricity     27/101 Collins
                                                        Market

                    11:00 am       Jim Gallagher        National Electricity     27/101 Collins
                                                        Market
                                                        Implementation


28 June 96           9:00 am       Hugh Bannister       Pool Prices               5/161 Collins (Rm 588)

                    11:00 pm       David Stephens  -    Pool Price Outlook        5/161 Collins (Rm 588)
                                   McKinsey & Co.
________________________________________________________________________________________________________

                                   SCHEDULE 4
                                   IKEA LEASE

The cross-border sale and lease-back arrangement relating to Bucket Wheel Excavator Type S1500/25 and comprising the following agreements and guarantees:

1. Purchase agreement dated 31 August 1989 between the Seller and IKEA, with the rights and obligations of the Seller having been assumed by Generation Victoria ("GenVic") under letter agreement dated 29 December 1993.

2. Lease agreement dated 31 August 1989 between IKEA and the Seller with the rights and obligations of SECV having been assumed by Genvic under letter agreement dated 29 December 1993.

3. Accounts receivable purchase agreement dated 31 August 1989 between Inter IKEA Finance S.A. and IKEA.

4. Accounts receivable purchase agreement dated 31 August 1989 between the Seller and Inter IKEA Finance S.A., with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

5. Assumption agreement dated 3l August 1989 between the Seller and Cross Leasing S.A. with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

6.  Remarketing agreement dated 31 August 1989 between IKEA and Cross Leasing
    S.A.

7. Remarketing agreement dated 31 August 1989 between Cross Leasing S.A. and the Seller, with the rights and obligations of the Seller having been assumed by GenVic under letter agreement dated 29 December 1993.

8. Guarantee dated 30 August 1989 from IKEA Verwaltungs - GmbH to the Seller with the benefit of the Guarantee having been assigned to GenVic under a deed of assignment dated 24 January 1994.

9. Guarantee dated 22 August 1989 from Ingka Holding B.V. and the Seller with the benefit of the guarantee having been assigned to GenVic under a deed of assignment dated 24 January 1994.

                                  Schedule 5

                            CBA Group Undertakings

                  [COMMONWEALTH BANK LETTERHEAD APPEARS HERE]





2 August 1996



State Electricity Commission of Victoria and
The Honourable Alan Robert Stockdale in his capacity as Treasurer of the State of Victoria for and on behalf of the Crown in right of the State



In pursuance of a broad investment approval by the board of Commonwealth Bank of Australia ACN 123 123 124 ("CBA") at its July 1995 meeting, CBA undertakes that, if the Share Sale Agreement relating to Hazelwood Power Corporation Ltd is entered into by Hazelwood Investment Company Pty Ltd ACN 075 041 360 ("HICPL") CBA will ensure that HICPL has sufficient moneys to fulfil its obligations under the Share Sale Agreement:

(a)     to pay when due the proportion of the Deposit payable by HICPL; and

(b)     to pay when due its contribution towards the Purchase Price provided that the total of those amounts does not exceed $25 million.

Yours sincerely



I.K. Payne
Executive Director

[COMMONWEALTH FINANCIAL SERVICES LETTERHEAD APPEARS HERE]



TO:     STATE ELECTRICITY COMMISSION OF VICTORIA

        AND

        THE HONORABLE ALAN ROBERT STOCKDALE IN HIS CAPACITY AS TREASURER OF THE STATE OF VICTORIA FOR AND ON BEHALF OF THE CROWN IN RIGHT OF THE STATE


Commonwealth Investment Services Limited ACN 003 049 830 ("CISL") confirms that as of the date hereof it has funds under its management in excess of $13 billion on behalf of various clients.

CISL undertakes that, if the Share Sale Agreement relating to Hazelwood Power Corporation Ltd is entered into by CISL (Hazelwood) pty Ltd ACN 074 747 185 ("CHPL"), CISL will ensure that CHPL is provided with sufficient moneys from the funds under CISL's management to fulfil its obligations under the Share Sale
Agreement:

(a)     to pay when due the proportion of the Deposit payable by HIC; and

(b)     to pay when due its contribution towards the Purchase Price provided that such moneys shall be limited in aggregate, to $75 million.

Yours sincerely



JOHN RAWLINS
GENERAL MANAGER

                                  ANNEXURE A
                                 1995 Accounts

        TABLE OF CONTENTS


Page

26      Directors' Report
28      Profit and Loss Account
29      Balance Sheet
30      Statement of Cash Flow
        Notes To and Forming Part of the Financial Statements
31      Note 1    Summary of Significant Accounting Policies
34      Note 2    Revenue
34      Note 3    Operating Profit
34      Note 4    Abnormal Item
35      Note 5    Income Tax
36      Note 6    Current Assets - Cash
36      Note 7    Current Assets - Receivables
36      Note 8    Current Assets - Inventories
37      Note 9    Non-current Assets - Investments
37      Note 10   Non-current Assets - Inventories
37      Note 11   Non-current Assets - Property, Plant and Equipment
38      Note 12   Non-current Assets - Other
39      Note 13   Current Liabilities - Creditors and Borrowings
39      Note 14   Current Liabilities - Provisions
39      Note 15   Non-current Liabilities - Creditors and Borrowings
40      Note 16   Non-current Liabilities - Provisions
41      Note 17   Share Capital
41      Note 18   Cash Flow
42      Note 19   Expenditure Commitments
43      Note 20   Employee Entitlements
44      Note 21   Site Restoration Costs
45      Note 22   Provisions for Redundancies
45      Note 23   Contingent Assets and Liabilities
45      Note 24   Remuneration of Auditors
46      Note 25   Remuneration of Directors
46      Note 26   Remuneration of Executives
46      Note 27   Remuneration of Consultants
46      Note 28   Related Party Disclosures
47      DIRECTORS' STATEMENT
48      AUDITORS' REPORT

In accordance with the Corporations Law, the Directors of Hazelwood Power Corporation Ltd. submit their report for the year ended 30 June 1995.

DIRECTORS

The names of the Directors of Hazelwood Power Corporation Ltd. in office at the date of this report are: Frank H. Osborn (Chairman), Randolph E. Creswell, Mark
W. Sibree, Nancy J. Hogan, and Roland P. Newman.

PRINCIPAL ACTIVITIES

The principal activities undertaken by Hazelwood Power Corporation Ltd. were the mining of coal and the generation and sale of electricity. These activities commenced on 1 February 1995.

RESULTS AND DIVIDENDS

                                                $ 000
Operating profit after tax and abnormals       15,331

Dividends paid                                    Nil

No dividend was provided as at 30 June 1995.

REVIEW OF OPERATIONS

The operating performance of Hazelwood Power Station during the five months to June 1995 has been excellent with an available capacity factor of 92.6% for the six unit operation.

Generation sent out of 1,908 GWh was 10% better than expected and revenue from generation was 20% higher than anticipated and reflects the benefit of being able to provide reserve plant to the market during times of high demand and/or low availability of other plant. Total sales revenue (including sales of coal to Energy Brix Australia Corporation) was 20% higher than expected.

The increase in sales of electricity consequently meant an increase in the supply of coal and a total of 3,685 kt of coal was mined to satisfy demand by Hazelwood Power Station and Energy Brix Australia Corporation at 100% reliability of supply.

Profit After Tax of $15.3 M is a very satisfactory result given the constraints of the initial allocation of electricity sales contracts following the disaggregation of the generation sector.

In recognition of the company's ethical obligations in relation to the environment, the Directors have made a commitment to the restoration of the sites occupied by the power station and the mine to an acceptable environmental standard at the end of their economic life. Provision for this is progressively being made through the Profit and Loss Account over the remaining lives of the power station and mine.

PERSONNEL

Personnel numbers reduced from 781 (as at 1 February 1995) to 657 as at 30 June 1995, a reduction of 124 or 16%. This reduction was achieved almost entirely through a voluntary redundancy program. Lower workforce numbers are a key factor in the restructuring and ongoing viability of the company.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

During the year, there have been a number of significant changes to the state of affairs of the company. During the period 1 July 1994 to 18 January 1995, the company, then known as Violet Tower Pty Ltd, lay dormant and did not trade. On 19 January 1995 the company changed its name to Hazelwood Power Corporation Pty Ltd, and on 9 February 1995, it became a public company known as Hazelwood Power Corporation Ltd.

Effective from 1 February 1995, Hazelwood Power Corporation Ltd, as per the Allocation Statement pursuant to the Electricity Industry (Further Amendment) Act 1994, had vested in it the assets and liabilities of Generation Victoria associated with the mining and electricity generation facilities of the Morwell Mine and Hazelwood Power Station, plus a corporate centre complex.

BOARD MEETINGS

The Directors for the period 1 July 1994 to 29 August 1994 were Mesdames S. M. McGarry and K. M. Russell. They both attended the only meeting held during this period and both resigned as Directors on 29 August 1994.

Messrs. J. B. Drewett and R. A. Evans were appointed Directors on 30 August 1994. Mr. J. B. Herbert was appointed a Director on 18 January 1995. These Directors resigned on 30 January 1995. During this period, three Directors' meetings were held, with Messrs. Drewett and Evans attending all three meetings.

Mr. Herbert attended the only meeting for which he was eligible. Messrs. F. H. Osborn, R. E. Cresswell and M. W. Sibree were appointed Directors on 31 January 1995 to 30 June 1995 comprising six scheduled meetings and one special meeting. Messrs. Osborn, Creswell and Sibree attended all meetings and Miss Hogan and Mr. Newman attended the two meetings held following their appointment.

There were two Audit Commitee meetings held during the year. The members of the committee are Mr. M. W. Sibree (Chairman), Mr. R. P. Newman and Mr. B. C. Clark.

The Board is also supported by an Environmental Compliance Committee which is chaired by Mr. R. E. Cresswell.

INSURANCE OF DIRECTORS AND OFFICERS

With effect from 1 February 1995, Directors (as named in this report) and Officers of the company were insured for a sum of $ 50 M against certain liabilities and costs which they may incur as a direct result of their position in the company, for which they were not otherwise indemnified and which were not unlawfully incurred, through a policy placed by the company with Utilities Insurance Co Pty Ltd. The premium paid by the company for this cover was $ 35 100.

ROUNDING

Amounts in this report have been rounded off to the nearest one thousand dollars in accordance with section 311 of the Corporations Law and the Regulations unless otherwise indicated.

Signed in accordance with a resolution of the Directors.

/s/ F.H. Osborn
- ---------------
    F.H. Osborn
    Chairman


/s/ M.W. Sibree
- ---------------
    M.W. Sibree
    Director

Melbourne
8 September 1995

HAZELWOOD POWER CORPORATION LTD
PROFIT AND LOSS ACCOUNT
For the year ended 30 June 1995




                                                                                                  1995
                                                                                  Notes          $ 000

Operating profit before abnormal items and income tax                              2,3          17,375
Income tax attributable to operating profit before abnormal items                    5          (6,381)
                                                                                            ----------
OPERATING PROFIT AFTER INCOME TAX BEFORE ABNORMAL ITEMS                                         10,994
                                                                                            ----------
Abnormal item before income tax                                                      4           5,632
Income tax attributable to abnormal item                                           4,5          (1,295)
                                                                                            ----------
ABNORMAL ITEM AFTER INCOME TAX                                                                   4,337
                                                                                            ----------
OPERATING PROFIT AFTER INCOME TAX                                                               15,331
Retained profits/(accumulated losses) at the beginning of the financial year                      -
                                                                                            ----------
TOTAL AVAILABLE FOR APPROPRIATION                                                               15,331
Dividends provided for or paid                                                                    -
                                                                                            ----------
RETAINED PROFITS AT THE END OF THE FINANCIAL YEAR                                               15,331
                                                                                            ----------

The above profit and loss account should be read in conjunction with the accompanying notes.


HAZELWOOD POWER CORPORATION LTD
BALANCE SHEET
As at 30 June 1995



                                                                  1995
                                                Notes            $ 000

CURRENT ASSETS
Cash                                              6              9,204
Receivables                                       7             41,185
Inventories                                       8              4,974
                                                               -------
TOTAL CURRENT ASSETS                                            55,363
                                                               -------
NON-CURRENT ASSETS
Investments                                       9                 39
Inventories                                      10              4,362
Property, plant and equipment                    11            667,973
Other                                            12              6,761
                                                               -------
TOTAL NON-CURRENT ASSETS                                       679,135
                                                               -------
TOTAL ASSETS                                                   734,498
                                                               -------
CURRENT LIABILITIES
Creditors and borrowings                         13            518,958
Provisions                                       14             36,850
                                                               -------
TOTAL CURRENT LIABILITIES                                      555,808
                                                               -------
NON-CURRENT LIABILITIES
Creditors and borrowings                         15            148,125
Provisions                                       16             15,234
                                                               -------
TOTAL NON-CURRENT LIABILITIES                                  163,359
                                                               -------
TOTAL LIABILITIES                                              719,167
                                                               -------
NET ASSETS                                                      15,331
                                                               -------
SHAREHOLDERS' EQUITY
SHARE CAPITAL                                    17                  0
RETAINED PROFITS                                                15,331
                                                               -------
TOTAL SHAREHOLDERS' EQUITY                                      15,331
                                                               -------

The above balance sheet should be read in conjunction with the accompanying notes.


HAZELWOOD POWER CORPORATION LTD
STATEMENT OF CASH FLOWS
For the year ended 30 June 1995


                                                                          1995
                                                            Notes        $ 000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                                 59,727
Payments to suppliers and employees                                    (32,856)
Payments relating to redundant employee terminations                    (7,966)
                                                                     ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES                    18.1       18,905
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire property, plant and equipment                       (1,544)
Proceeds from sale of property, plant and equipment                         47
                                                                     ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                              (1,497)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Interest and other items of a similar nature received                       66
Interest and other costs of finance paid                                (8,286)
Proceeds from borrowings                                                28,735
Repayment of borrowings                                                (30,245)
                                                                     ---------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES                              (9,730)
                                                                     ---------
INCOME TAX PAID                                                           -
                                                                     ---------
NET INCREASE IN CASH HELD                                                7,678

CASH FLOW EFFECT OF THE VESTING OF ASSETS AND LIABILITIES
AS PER THE ALLOCATION STATEMENT EFFECTIVE 1 FEBRUARY 1995    18.2         (242)

CASH AT BEGINNING OF THE FINANCIAL YEAR                                   -
                                                                     ---------
CASH AT END OF THE FINANCIAL YEAR                               6        7,436
                                                                     ---------


The above statement of cash flows should be read in conjunction with the accompanying notes.



       1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.1   BASIS OF ACCOUNTING

   1.1.1   GENERAL SYSTEM OF ACCOUNTING

           The financial statements are prepared on an accrual basis and in accordance with the relevant Accounting Standards, the Corporations Law and Schedule 5 to the Corporations Regulations, and the Victorian Financial Management Act 1994 and the Financial Management Regulations 1994. They are prepared in accordance with the historical cost convention.

   1.1.2   PRINCIPLES OF CONSOLIDATION

           Hazelwood Power Corporation Ltd is not a "parent entity" and does not have any controlled entities. Therefore, no consolidiated accounts are presented.

   1.1.3   ELECTRICITY SUPPLY INDUSTRY REFORM

           As a result of the ongoing reform of the electricity supply industry by the Victorian State Government, Generation Victoria was disaggregated on 1 February 1995 and Hazelwood Power Corporation Ltd became responsible for the operations of the Hazelwood Power Station and Morwell Mine. Pursuant to the Allocation Statement of the Electricity Industry (Further Amendment) Act 1994, the assets and liabilities associated with the mining and electricity generation facilities of the mine and power station plus the corporate centre complex were vested in Hazelwood Power Corporation Ltd, effective
           1 February 1995.

           The financial statements, in effect, report the results for the operations of the company for the five months from 1 February 1995 to 30 June 1995.

           The balance sheets and capital structure (including the value attributable to property, plant and equipment) were determined by the shareholder (Victorian State Government) and reflect the economic value of the business over the estimated remaining operating life of the mine and power station of twenty-one years. This economic value was based on the net present value of estimated future cash flows. As part of the ongoing reform of the electricity supply industry in Victoria, the State Government has announced its intention to sell the generation entities.

     1.2   ACCOUNTING FOR INCOME TAX

           As a government business enterprise, Hazelwood Power Corporation Ltd is exempt from Federal income tax, but is subject to the Victorian State Government Tax Equivalent System pursuant to Section 88 of the State Owned Enterprises Act 1992.

           The company has adopted the liability method of tax-effect accounting whereby income tax is regarded as an expense and is matched with the accounting profit after allowing for permanent differences.

           To the extent that timing differences occur between the point in time when items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability is disclosed as a future income tax benefit or a provision for deferred income tax. These account balances are calculated with reference to the rates of income tax which are expected to apply when those timing differences reverse.

           Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. The future income tax benefit arising from tax losses is only carried forward as an asset when the benefit is virtually certain of being realised.

           Upon privatisation, the company will become subject to the Federal income tax regime. The Federal Treasurer has announced that when a tax exempt entity becomes taxable certain provisions (for example, employee entitlements) carried forward will not give rise to allowable deductions when settled. This means that the future income tax benefit normally associated with these provisions is not assured beyond reasonable doubt, and has not been carried forward.

     1.3   CLASSIFICATION OF ASSETS AND LIABILITIES

           Assets and liabilities are classified as current and non-current. Current assets are cash or other assets that would, in the ordinary course of business, be consumed or converted into cash within twelve months. Current liabilities are liabilities that would, in the ordinary course of business, be due and payable within twelve months.

     1.4   INVENTORIES

           Construction and maintenance stocks, general purpose materials, and fuels are stated at the lower of cost and net realisable value. Cost comprises the expenditure incurred in acquiring and bringing the stock to its existing condition and location and includes an appropriate proportion of fixed and variable overhead expenditure. In each case, cost is determined on the basis of weighted average costs. An estimate of items which are unlikely to be issued in the next twelve months is classified as non-current.

     1.5   ESTIMATED DOUBTFUL DEBTS

           The value of estimated doubtful debts is reviewed annually on an individual debtor basis, and an appropriate provision is made.

    1.6  CAPITAL PROJECT COSTS

         The cost of non-current assets constructed by the company includes the cost of all materials used in construction, direct labour on the project, and, for a significant project (being those with an estimated lead time of at least one year and direct expenditure in excess of $ 100 M), interest and finance charges and foreign exchange differences during construction and an appropriate portion of overheads.

    1.7  DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT

         Depreciation is calculated using the straight line method to write off the net cost or revalued amount of each item of property, plant and equipment (excluding land) over its expected useful life. Estimates of remaining useful lives are made on a regular basis for all assets.

         Major spares purchased specifically for particular plant are included in the cost of plant and are depreciated.

    1.8  MINE DEVELOPMENT

         Mine development expenditure for the initial establishment of access to coal reserves is capitalised to the extent that the expenditure results in significant future benefits. These amounts are amortised over the current estimated lives of the coal fields to which they relate on a production output basis.

    1.9  RECOVERABLE AMOUNT OF NON-CURRENT ASSETS

         The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal. Where the carrying amount of a non-current asset is greater than its recoverable amount, the asset is revalued to its recoverable amount. Where net cash inflows are derived from a group of assets working together, recoverable amount is determined on the basis of the relevant group of assets. To the extent that a revaluation decrement reverses a revaluation increment previously credited to, and still included in the balance of, the asset revaluation reserve, the decrement is debited directly to that reserve. Otherwise, the decrement is recognised as an expense in the profit and loss account. The expected net cash flows included in determining the recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate.

    1.10 INVESTMENTS

         Interests in listed and unlisted securities are brought to account at cost and dividend income is recognised in the profit and loss account when receivable. Information prepared on an equity accounting basis is disclosed in the notes to the financial statements.

    1.11 EMPLOYEE ENTITLEMENTS

  1.11.1 WAGES AND SALARIES AND ANNUAL LEAVE

         Liabilities for wages and salaries and annual (recreation) leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date and include related on-costs.

  1.11.2 LONG SERVICE LEAVE

         A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date and include related on-costs. Consideration is given to expected future wage and salary levels, experience of employee departures, patterns of leave taken and periods of service.

         Expected future payments are discounted using interest rates attaching, as at the reporting date, to national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

  1.11.3 REDUNDANCIES

         A liability for redundancy costs is recognised and is measured as the amount unpaid at the reporting date relating to employees who have left the organisation up to that date and an estimate of the redundancy payments, based on the employees' services up to that date, to be made in relation to the number of employees required to depart the company in order to meet targeted employee levels.

  1.11.4 SUPERANNUATION

         Hazelwood Power Corporation Ltd contributes towards the VEI Superannuation Fund on behalf of its employees. These contributions are charged as expense when they are paid or become payable. No further liability is recognised in the accounts.

  1.12   PROVISION FOR SITE RESTORATION FOR POWER STATION AND MINE

         A liability for the cost of restoring the operating site (power station and mine) to an acceptable environmental standard at the end of the operation's useful life has been recognised.

         The net present value of the estimated future site restoration costs is expensed in annual increments over the estimated remaining life of the site.

         Expected future payments are discounted using interest rates attaching, as at the reporting date, to national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

1.13    INSURANCE

        Hazelwood Power Corporation Ltd takes out insurance cover for catastrophic losses. For each potential catastrophic risk and insured event, it carries an economically determined level of excess. Other risks are self insured, except for certain specific items (such as, WorkCover and third party motor vehicle). Provision is made in the accounts for identified uninsured losses.

1.14    LEASES

        Hazelwood Power corporation Ltd classifies its leases into finance and operating leases. Finance leases are those which transfer from the lessor to the company the majority of the risks and benefits incidental to ownership of the leased non-current asset. Operating leases are those under which the lessor effectively retains all such risks and benefits.

        For operating leases, the payments are charged to the profit and loss account in the periods in which they are incurred as this represents the pattern of benefits derived from the leased assets. Finance leases are capitalised. A lease asset and liability are established at the present value of minimum lease payments. Lease payments are allocated between the principal component of the lease liability and the interest expense. The lease asset is amortised on a straight line basis over the term of the lease or, where it is likely that the company will obtain ownership of the asset, over the life of the asset.

1.15    DEFEASANCE OF DEBT ON LEASES

        Agreements exist whereby the (finance) lease liability has been defeased (extinguished). Any gains or losses on the defeasance of lease liabilities are recognised in the profit and loss account at the time of entering into the agreement.

1.6     PROFIT OR LOSS ON SALE OF ASSETS FOR LEASEBACK

        Profit or loss on sale of assets for leaseback is classified as deferred revenue or deferred expenditure, and amortised over the associated lease period. Where the lease liability has been defeased, the profit or loss on sale for leaseback of these assets is recognised in the period that this occurs.

1.7     NEGOTIABLE SECURITIES ISSUED BY HAZELWOOD POWER CORPORATION LTD

        Transacting of negotiable securities is conducted by Treasury Corporation Victoria on behalf of Hazelwood Power Corporation Ltd.

        Where interest is paid in advance on negotiable securities the interest is recognised as an asset and progressively charged against the profit and loss account over the term of those securities. Interest payable in arrears is accrued over the term of each security in direct proportion to the estimated amounts owing in the relevant accounting periods.

        Discounts and premiums on face value on the issue of negotiable securities are recognised as variations of the liability to which they relate. The variations are amortised over the term of the issue, using the effective yield method.

1.18    BUYBACKS OF NEGOTIABLE SECURITIES ISSUED BY HAZELWOOD POWER CORPORATION
        LTD

        Any gains or losses arising from the buyback of negotiable securities are charged to the profit and loss account as incurred.

1.19    CASH

        For the purposes of the statement of cash flows, cash includes cash on hand and deposits at call which are readily convertible to cash, net of outstanding bank overdrafts.

1.20    RESEARCH AND DEVELOPMENT EXPENDITURE

        Expenditure on research and development is written off against earnings as incurred, except that when a project reaches the stage where such expenditure is expected to be recouped through development or sale, all subsequent expenditures are capitalised.

        Unamortised costs are reviewed at each balance date to determine the amount (if any) that is no longer recoverable and any amount so identified is written off.

1.21    COMPARATIVE FIGURES

        Comparative figures are not included in each of the financial statements or notes due to the amounts being immaterial. During the year ended
        30 June 1994, the company had laid dormant and did not trade. As at 30 June 1994, the company had issued and paid up capital of $ 12 with an equal amount deposited with the State Electricity Commission of Victoria. There were no other assets or liabilities, contingent or real.

  2     REVENUE                                                 $ 000

        SALES REVENUE
        Electricity                                            82,839
        Coal                                                    1,691

        OTHER REVENUE
        Interest received/receivable                              138
        Proceeds from sale of non-current assets                   41
        Other                                                   1,906
                                                               ------
        TOTAL REVENUE                                          86,615


  3     OPERATING PROFIT

3.1     OPERATING PROFIT BEFORE INCOME TAX IS ARRIVED AT
        AFTER CREDITING AND CHARGING THE FOLLOWING ITEMS
        (REFER NOTE 4 FOR ABNORMAL ITEMS):

        AFTER CREDITING AS REVENUE:
        Interest received/receivable                              138
        Profit on sale of non-current assets                       31

        AFTER CHARGING/DEDUCTING AS EXPENSES:
        Depreciation of property, plant and equipment          13,006
        Amortisation
        Mine development                                          131
        Plant and equipment under finance lease                   515
        Bad debts written off-sundry debtors                       33
        Interest paid/payable                                   7,668
        State government brown coal mining royalties            1,301
        Rent expense relating to operating leases                 301
        Provisions
        Employee entitlements                                    (178)
        Site restoration                                          927
        Research and development expenditure                       71

3.2     OPERATING PROFIT AFTER INCOME TAX IS DETERMINED
        AS FOLLOWS:

        Operating profit before abnormal items and income
        tax                                                    17,375
        Abnormal item before income tax                         5,632
                                                               ------
        Operating profit before income tax                     23,007
        Income tax attributable to operating profit            (7,676)
                                                               ------
        OPERATING PROFIT AFTER INCOME TAX                      15,331
                                                               ------

  4     ABNORMAL ITEM

        Operating profit after income tax is arrived at after crediting the following abnormal item:

        Write back of provision for redundancy                  5,632
        Income tax attributable to abnormal item               (1,295)
                                                               ------
        ABNORMAL ITEM AFTER INCOME TAX                          4,337
                                                               ------

    5   INCOME TAX                                                      $ 000

  5.1   PRIMA FACIE INCOME TAX PAYABLE

        The prima facie income tax payable on the operating profit differs from income tax provided in the accounts and is reconciled as follows:

5.1.1   OPERATING PROFIT BEFORE ABNORMAL ITEM                          17,375

        Prima facie income tax payable at 33%                           5,734
        Income tax attributable to profit before abnormal item          6,381
                                                                       ------
        Variation from prima facie income tax                             647
                                                                       ------

        The following major items caused the charge for income tax to vary from the prima facie income tax payable on reported profit.

        Permanent differences
        Non-deductible restoration costs                                  927
        Non-deductible depreciation and amortisation                      209
        Timing differences not brought to account                         823
        Sundry items (including entertainment)                              3
                                                                       ------
        Total permanent differences                                     1,962

        Tax effect of permanent differences at 33%                        647

        Consequent increase in income tax charge                          647
                                                                       ------

5.1.2   ABNORMAL ITEM                                                   5,632

        Prima facie income tax payable at 33%                           1,858
        Income tax attributable to abnormal item                        1,295
                                                                       ------
        Variation from prima facie income tax                            (563)
                                                                       ------
        Change arising from restatement of deferred income tax
        balances due to increase in the Australian tax rate from
        33% to 36%                                                       (563)

        CONSEQUENT DECREASE IN INCOME TAX CREDIT                         (563)
                                                                       ------

  5.2   INCOME TAX PROVIDED

        Income tax attributable to operating profit before abnormal
        item                                                            6,381
        Income tax attributable to abnormal item                        1,295
                                                                       ------
        Income tax attributable to operating profit                     7,676
                                                                       ------

  5.3   ANALYSIS OF FUTURE INCOME TAX BENEFIT CARRIED FORWARD

        Future income tax benefit arising from tax losses which
        have been brought to account                                    4,973
        Future income tax benefit arising from timing differences      10,580
        Provision for deferred income tax offset                       (8,792)
                                                                       ------
        Future income tax benefit                                       6,761
                                                                       ------

        The future income tax benefit arising from tax losses is mainly attributable to available tax depreciation deductions being significantly greater than accounting depreciation.

    5   INCOME TAX (CONTINUED)                                          $000

        The benefit for tax losses will only be obtained if:

        (i) the economic entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from deductions for the losses to be realised;

        (ii) the economic entity continues to comply with the conditions for deductibility imposed by tax legislation; and

        (iii) no changes of tax legislation adversely affect the economic entity in realising the benefit from the deduction for the losses.

    6   CURRENT ASSETS--CASH

        Cash on hand                                                       4
        Short term deposits and securities                             9,200
                                                                      ------
        Total cash                                                     9,204
                                                                      ------
        The above figure is reconciled to cash at the end of the financial year as shown in the statement of cash flows, as follows.

        Balance as above                                               9,204
        Less bank overdraft                                           (1,768)
                                                                      ------
        Cash at end of the financial year                              7,436
                                                                      ------

    7   CURRENT ASSETS--RECEIVABLES

        Trade debtors                                                 38,591
        Sundry debtors                                                 2,522
        Interest receivable                                               72
                                                                      ------
        Total current receivables                                     41,185
                                                                      ------
        The trade debtors balance represents the amounts within normal trading terms.

    8   CURRENT ASSETS--INVENTORIES

        Raw materials and stores--at cost                              4,974
                                                                      ------
        Total current inventories                                      4,974
                                                                      ------

    9   NON-CURRENT ASSETS--INVESTMENTS                                 $000

  9.1   INVESTMENT AT COST

        The investments include:
        Unlisted investments
        Shares in associated companies at cost                             0
        Shares in other corporations at cost                              39
                                                                      ------
        Total investments                                                 39
                                                                      ------
        Shares in other corporations at cost represents an investment in 13.9% of the issued capital of Energy Business Centre Pty Ltd.

  9.2   SHARE IN ASSOCIATED COMPANY

                            Principal    Ownership     Investment
        Name of Entity      Activity      Interest     Carrying Amount

        PowerWorks Pty Ltd  Information     33.3%      $ 100
                            centre for
                            promotion of
                            Victorian
                            electricity
                            generation industry

        The above investment is held by Hazelwood Power Corporation Ltd and comprises the ordinary share capital of the associate. There were no dividends received or receivable by Hazelwood Power Corporation Ltd during the financial year. The balance date of the associate is 30 June and it was incorporated in Australia. There are no material post balance day events or dissimilar accounting policies.

        Investment in the associated company is accounted for on a cost basis in the Hazelwood Power Corporation Ltd accounts.

   10   NON-CURRENT ASSETS--INVENTORIES
        Raw materials and stores--at cost                              4,362
                                                                      ------
        Total non-current inventories                                  4,362
                                                                      ------

   11   NON-CURRENT ASSETS--PROPERTY, PLANT AND EQUIPMENT

 11.1   LAND AND BUILDINGS

        Land and buildings at cost                                     7,935
        Less accumulated depreciation                                     85
                                                                      ------
                                                                       7,850
                                                                      ------
 11.2   PLANT AND EQUIPMENT

        Coal production
        At cost                                                      128,346
        Less accumulated depreciation                                  2,829
                                                                     -------
                                                                     125,517

   11   NON-CURRENT ASSETS--PROPERTY, PLANT AND
        EQUIPMENT (CONTINUED)                                           $  000

        Power generation
        At cost                                                        506,347
        Less accumulated depreciation                                    9,714
                                                                       -------
                                                                       496,633
        Vehicles
        At cost                                                          1,642
        Less accumulated depreciation                                       87
                                                                       -------
                                                                         1,555
        General
        At cost                                                          4,825
        Less accumulated depreciation                                      291
                                                                       -------
                                                                         4,534
                                                                       -------

        Plant and equipment at cost                                    641,160
        Less accumulated depreciation                                   12,921
                                                                       -------
                                                                       628,239
                                                                       -------
 11.3   PLANT AND EQUIPMENT UNDER FINANCE LEASE

        Coal production
        At cost                                                         27,110
        Less accumulated amortisation                                      515
                                                                       -------
                                                                        26,595
                                                                       -------
        Total plant and equipment at cost                              668,270
        Less accumulated depreciation/amortisation                      13,436
                                                                       -------
                                                                       654,834

 11.4   MINE DEVELOPMENT

        Total mine development                                           5,420
        Less accumulated amortisation                                      131
                                                                       -------
                                                                         5,289
                                                                       -------
 11.5   TOTAL

        Total property, plant and equipment at cost                    681,625
        Total accumulated depreciation/amortisation                     13,652
                                                                       -------
        Net book value                                                 667,973
                                                                       -------


   12   NON-CURRENT ASSETS--OTHER

        Future income tax benefit                                        6,761
                                                                       -------
        Total non-current assets other                                   6,761
                                                                       -------

   13   CURRENT LIABILITIES--CREDITORS AND BORROWINGS                    $ 000

 13.1   CURRENT CREDITORS AND BORROWINGS

        Bank overdraft                                                   1,768
        Promissory notes                                                29,557
        Inscribed stock                                                  3,262
        Interest accrued                                                 4,083
        Loan from shareholder                                          456,479
        Trade creditors                                                 23,352
        Sundry creditors                                                   457
                                                                       -------
        Total current creditors and borrowings                         518,958
                                                                       -------
        Details of financial arrangements are set out in note 15.3

 13.2   LOAN FROM SHAREHOLDER

        Loan from shareholder is a non-interest bearing loan from the State Electricity Commission of Victoria which represents an equity position as far as the Government and the company are concerned. The Victorian Treasurer can direct that the loan be recalled at any time. It is unlikely that the debt will be repaid unless privatisation occurs. In the event of privatisation, the Victorian Treasurer would require the loan to be repaid.

   14   CURRENT LIABILITIES--PROVISIONS

        Employee entitlements                                           10,416
        Redundancies (refer note 22)                                    23,987
        Site restoration (refer note 21)                                   675
        Research and development                                         1,467
        Uninsured losses                                                   305
                                                                       -------
        Total current provisions                                        36,850
                                                                       -------


   15   NON-CURRENT LIABILITIES--CREDITORS AND BORROWINGS

 15.1   NON-CURRENT CREDITORS AND BORROWINGS

        Inscribed stock                                                148,088
        Other                                                               37
                                                                       -------
        Total non-current creditors and borrowings                     148,125
                                                                       -------

 15.2   NET DEBT

        Promissory notes                                                29,557
        Inscribed stock                                                151,350
                                                                       -------
                                                                       180,907
        Bank overdraft                                                   1,768
        Loan from shareholder                                          456,479
                                                                       -------
        Total debt                                                     639,154
        Short-term deposits and securities                              (9,200)
                                                                       -------
        Net debt                                                       629,954
                                                                       -------
        The market value of the promissory notes and inscribed stock as at 30 June 1995 was $195,286,000.

   15   NON-CURRENT LIABILITIES--CREDITORS AND BORROWINGS (CONTINUED)    $ 000

 15.3   FINANCING ARRANGEMENTS

        Hazelwood Power Corporation Ltd has a bank overdraft facility of $5,000,000 with the National Australia Bank to provide for daily liquidity requirements.

        Additional financing arrangements for Hazelwood Power
        Corporation Ltd are arranged with the Treasury Corporation of Victoria.

        Access was available at 30 June 1995 to the following lines of credit:

        Total facilities
        Bank Overdraft                                                   5,000
        Loan facilities                                                199,895

        Used at balance date
        Bank overdraft                                                   1,768
        Loan facilities                                                179,650

        Unused at balance date
        Bank overdraft                                                   3,232
        Loan facilities                                                 20,245

        Hazelwood Power Corporation Ltd obtains approval of borrowing limits with the Department of Treasury and Finance on an annual basis.

 15.4   SECURITY FOR BORROWINGS

        Legal liability for the borrowings disclosed by Hazelwood Power Corporation Ltd rests with either the State Electricity Commission of Victoria (SECV), or Treasury Corporation of Victoria (TCV), depending on whether or not the debt has been novated to TCV, or still remains as an SECV legal liability. These loans are guaranteed by the State Government of Victoria.

        For debt already novated to TCV, back-to-back loans have been established between TCV and Hazelwood Power Corporation Ltd. Pursuant to Section 36D of the Treasury Corporation of Victoria (Debt Centralisation) Act 1933, Hazelwood Power Corporation Ltd will reimburse TCV for all settlement amounts relating to these loans.

        For debt not yet novated to TCV, Hazelwood Power Corporation Ltd effectively operates as a paying agent for the SECV, settling all obligations direct with the investors or their paying agents.

   16   NON-CURRENT LIABILITIES--PROVISIONS

        Employee entitlements                                            3,392
        Site restoration (refer note 21)                                11,842
                                                                       -------
        Total non-current provisions                                    15,234

   17   SHARE CAPITAL                                                    $ 000

 17.1   AUTHORISED CAPITAL

        500,000,000 ordinary shares of $1.00 each                      500,000

 17.2   ISSUED AND PAID UP CAPITAL

        15 ordinary shares of $1.00 each fully paid                        $15

        On 30 June 1994, the company had on issue 12 ordinary shares, fully paid. On 18 January 1995, an additional 3 ordinary shares, fully paid were issued.


   18   CASH FLOW

 18.1 RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH INFLOW FROM OPERATING ACTIVITIES

        Operating profit after income tax                               15,331
        Profit on sold and scrapped assets                                 (37)
        Interest received                                                  (66)
        Interest and other costs of finance                              7,668
        Depreciation and amortisation                                   13,652
        Income tax expense                                               7,676
        Change in assets and liabilities:
        Decrease in provisions                                         (13,569)
        Increase in trade and sundry creditors                          14,208
        Increase in trade and sundry debtors                           (26,736)
        Decrease in prepayments                                            967
        Increase in inventories                                           (189)
                                                                       -------
        Net cash inflow from operating activities                       18,905
                                                                       -------

 18.2   VESTING OF ASSETS AND LIABILITIES

        On 1 February 1995, assets and liabilities from Generation Victoria were vested in Hazelwood Power Corporation Ltd under the Allocation Statement (refer note 1.2) as follows:

        Consideration
        The fair value of the net assets vested was $456,479,000.
        The consideration provided by Hazelwood Power Corporation Ltd for these net assets was the loan from the shareholder.

        Fair value of net assets vested
        Current assets
        Cash                                                                 4
        Receivables                                                     14,450
        Prepayments                                                        967
        Inventories                                                      6,397
                                                                       -------
        Total current assets                                            21,818
                                                                       -------

 18.2   ACQUISITION OF ASSETS AND LIABILITIES (CONTINUED)               $ 000

        NON-CURRENT ASSETS
        Investments                                                        39
        Inventories                                                     2,750
        Property, plant and equipment                                 679,655
        Other                                                          14,437
                                                                       ------
        TOTAL NON-CURRENT ASSETS                                      696,881
                                                                       ------
        TOTAL ASSETS                                                  718,699
                                                                       ------
        CURRENT LIABILITIES
        Creditors and borrowings                                       48,435
        Provisions                                                     49,742
                                                                       ------
        TOTAL CURRENT LIABILITIES                                      98,177
                                                                       ------
        NON-CURRENT LIABILITIES
        Creditors and borrowings                                      148,283
        Provisions                                                     15,760
                                                                       ------
        TOTAL NON-CURRENT LIABILITIES                                 164,043
                                                                       ------
        TOTAL LIABILITIES                                             262,220
                                                                       ------
        NET ASSETS - REPRESENTED BY LOAN FROM SHAREHOLDER             456,479
                                                                       ------
        As part of the above net assets, Hazelwood Power Corporation Ltd had vested in it a bank overdraft of $ 246,000.


   19   EXPENDITURE COMMITMENTS

 19.1   CAPITAL EXPENDITURE COMMITMENTS

        Contracted commitments for capital expenditure not taken up in the accounts at balance date are:

        Not later than one year                                         1,685
        Later than one year but not later than two years                 -
        Later than two years but not later than five years               -
        Later than five years                                            -
                                                                       ------
        Total capital commitments                                       1,685
                                                                       ------
 19.2   NON-CAPITAL EXPENDITURE COMMITMENTS

        Contracted commitments for non-capital expenditure not taken up in the accounts at balance date are:

        Not later than one                                              7,971
        Later than one year but not later than two years                2,553
        Later than two years but not later than five years              1,126
        Later than five years                                            -
                                                                       ------
        TOTAL NON-CAPITAL COMMITMENTS                                  11,650
                                                                       ------

 19.3   LEASE EXPENDITURE COMMITMENTS                                   $ 000

        Total commitments for lease expenditure not taken up in the accounts at balance date are:

        Not later than one year                                           311
        Later than one year but not later than two years                   45
        Later than two years but not later than five years                 49
        Later than five years                                             -
                                                                       ------
        TOTAL LEASE COMMITMENTS                                           405
                                                                       ------
        REPRESENTING:
        Cancellable operating leases                                      405
        Non-cancellable operating leases                                 -


   20   EMPLOYEE ENTITLEMENTS

 20.1   EMPLOYEE ENTITLEMENT LIABILITY

        Accrued wages and salaries                                        356
        Provision for redundancy payments                              23,987
        Provision for employee entitlements (includes on-costs)        13,808
                                                                       ------
        Employee entitlement liability                                 38 151
                                                                       ------

        As explained in note 1.11.2 the amounts for long service leave are measured at their present values. The following assumptions were adopted in measuring the present values of the entitlements which are not expected to be paid or settled within 12 months of balance date.

        Weighted average rate of increase in annual employee
        entitlements to settlement of the liabilities                    3.3%
        Weighted average discount rate                                   8.9%
        Weighted average term to settlement of the liabilities        9 years

 20.2   SHARE OWNERSHIP PLANS

        Hazelwood Power Corporation Ltd does not operate any share ownership plans.

 20.3   SUPERANNUATION FUND

        All permanent employees of the company and casual employees hired directly are entitled to benefits on termination from the Victorian Electricity Industry Superannuation Fund.
        Casual employees, some executives and all permanent employees engaged after 31 March 1995 are members of an accumulation fund known as Division D or other external accumulation funds. All other permanent employees are members of Division B and C of the Fund which provide defined benefits in the form of pensions (Division B) or lump sums (Division C). Both defined benefit schemes are closed to new members. Division B members contribute at 6% of superannuation salary and Division C members can contribute at 0%, 3% or 6%. During 1994/95 Hazelwood Power Corporation Ltd contributed to the Fund at a rate of 10% for the defined benefit schemes.

 20.3   SUPERANNUATION FUND (CONTINUED)                                  $ 000

        The effective date of the most recent detailed valuation of the Fund was 30 June 1995. The review was undertaken by Mr G.I. Burgess, FIA, FIAA, of William M. Mercer Pty Ltd. Based on that assessment, the situation for the company as at 30 June 1995 was:

        Present value of employees' accrued benefits                    52,100
        Net market value of assets held by the Fund to
        meet future benefit payments                                    55,800
        Excess of assets held to meet future benefits over
        present value of employees' benefits                             3,700
        Vested benefits                                                 53,700

        The employer contributions to the Fund listed below relate to the financial year ended 30 June 1995.
        Standard employer contributions to the Fund                      1,274
        Additional contributions to the Fund to compensate for
        differences between the resignation benefit and the
        retrenchment benefit in relation to voluntary retrenchments.     1,289
                                                                       -------
        Total employer contributions to the Fund                         2,563
                                                                       -------

        The present value of employees' accrued benefits is equal to the past membership liability calculated in accordance with Australian Accounting Standard AAS 25 "Financial Reporting by Superannuation Plans".

        Vested benefits are those benefits which would have been paid on voluntary termination from the Fund.

        Hazelwood Power Corporation Ltd has no legal liability to rectify any deficiencies in the Fund. However, the company will ensure that the Fund has sufficient assets to meet the benefit payments of its employees as they fall due.


   21   SITE RESTORATION COSTS

        Provision for restoration of the mine and power station sites to an acceptable environmental standard at the end of their economic life is recognised in the accounts. The charge to the profit and loss account during 1994/95 was $927,000. The total provision as at 30 June 1995 is $12,517,000.

        The total net present value of the estimated future cash outflows attributable to site restoration is:

        Mine                                                            12,347
        Power Station                                                   46,825
                                                                       -------
                                                                        59,172
                                                                       -------

        The majority of the site restoration costs are expected to be expended in the year 2016/17.

22      PROVISION FOR REDUNDANCIES                                     $000

        A provision for redundancies amounting to $35,625,000 was transferred from Generation Victoria on 1 February 1995 as part of the assets and liabilities vested through the Allocation Statement.

        This provision was in recognition that the number of employees allocated to Hazelwood Power Corporation Ltd was higher than the number of employees that the company needed to conduct its operations in a satisfactory manner. The provision was intended to relieve the company of the cost of future redundancy payments to the excess employees transferred from Generation Victoria. The required reduction in employee numbers was expected to occur before 30 June 1995.

        As at 30 June 1995, the full reduction in employee numbers had not been achieved due to the failure to conclude enterprise agreement negotiations and a disappointing response from excess employees to an enhanced voluntary departure offer made by the company in June 1995.

        The provision balance was reassessed at 30 June 1995 and, as a result of changes to the voluntary departure package arrangements, $ 5 632 000 was written back to the profit and loss account and disclosed as an abnormal item.

        The provision for redundancies of $ 23,987,000 as at 30 June 1995 represents the unpaid amounts relating to employees who had left the company up to that date, plus a estimate of redundancy payments, based on employees' service, to be made in relation to the number of employees in excess of the original number required by the company to operate at current production levels. The Board of Directors have made a firm commitment to reducing staffing levels to the numbers required to efficiently operate the company.


23      CONTINGENT ASSETS AND LIABILITIES

        As at 30 June 1995, Hazelwood Power Corporation Ltd has no contingent liabilities.

        As a consequence to a change to the electricity market pool rules, the distribution companies have lodged a claim for the retrospective application of the rule change. This claim is being disputed by the company, but a reduction in sales revenue and receivable of $5,388,706 has been included in the accounts to reflect a conservative position on the final outcome of this dispute.

24      REMUNERATION OF AUDITORS

        Amounts received or due and receivable by the auditors for:
        Audit of financial statements by Auditor-General                 43
                                                                       ----

        TOTAL REMUNERATION OF AUDITORS                                   43
                                                                       ----

25      REMUNERATION OF DIRECTORS                                       $000

        Remuneration received, or due, and receivable by the
        Directors                                                         42

        Number of Directors whose income from Hazelwood Power
        Corporation Ltd was within the following bands:

        $'000        $'000      Number
           0     -     10         4
          10     -     20         1

        Aggregate amounts paid/payable to superannuation funds on
        account of Directors                                               2


26      REMUNERATION OF EXECUTIVES

        Remuneration received, or due and receivable, for the five months to 30 June 1995, by executives of Hazelwood Power
        Corporation Ltd                                                  468

        The numbers of executives of Hazelwood Power Corporation
        Ltd as at 30 June 1995 whose income was within the specified bands is listed below. Remuneration received includes termination benefits for the two executives listed

        $'000        $'000      Number
         220     -    230         1
         240     -    250         1


27      REMUNERATION OF CONSULTANTS

27.1    REMUNERATION OF CONSULTANTS IN EXCESS OF $ 50,000

        Consultants name            Consultancy details
        Fish and Nankivell          Senior Executive Recruitment         111
                                                                        ----
        Total remuneration of consultants in excess of $ 50,000          111

        There are no future commitments contracted with the consultant disclosed above.


27.2    REMUNERATION OF CONSULTANTS BELOW $ 50,000

        Total remuneration of consultants below $ 50,000                 190

        29 consultants with remuneration below $ 50,000 were
        engaged during the financial year.
                                                                        ----
        Total remuneration of consultants                                301
                                                                        ----


28      RELATED PARTY DISCLOSURES

28.1    DIRECTORS

        The directors who held office during the year were:
        S.M. McGarry, K.M. Russell, J.B. Drewett, R.A. Evans, J.B. Herbert, F.H. Osborn, R.E. Creswell, M.W. Sibree, N.J. Hogan and R.P. Newman

        Information on the remuneration of Directors is disclosed in note 25.

        No retirement benefits or loans were provided to the Directors. There were no other transactions that occurred with the Directors or director-related parties.


28.2    TRANSACTIONS AND OUTSTANDING BALANCES WITH OTHER RELATED ENTITIES               $000

        The Australian Securities Commission has, pursuant to subsection 313(2) of the Corporations Law, made an order relieving the Directors of Hazelwood Power Corporation Ltd from compliance with paragraphs 28-36 of Accounting Standard AASB 1017: Related Party Transactions, as required by section 298 of the Corporations Law, in so far as those paragraphs require disclosure in the financial statements for the year ended 30 June 1995 of transactions which:

        (i) relate to the generation of electricity and the purchase of operating supplies and other related services;
        (ii) occurs within a customer or supplier relationship on normal commercial terms and conditions which are at arm's length; and
        (iii) do not have the potential to adversely affect decisions about the allocation of scarce resources made by user of the accounts, or the discharge of accountability by the Directors,

               on condition that details of the relief are included in the accounts.


DIRECTORS' STATEMENT

In the opinion of the Directors:

(a) the financial statements set out on pages 28 to 47 are drawn up in accordance with applicable Accounting Standards, Divisions 4, 4A and 4B of
     Part 3.6 of the Corporations Law and the Financial Management Act 1994 so as to give a true and fair view of the results and cash flows for the financial year ended 30 June 1995, and the state of affairs at 30 June 1995, of Hazelwood Power Corporation Ltd;

(b) at the date of this statement there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due.

     The financial statements disclose an excess of current liabilities over current assets as at 30 June 1995. A large portion of the current liabilities relates to the loan from the shareholder. The Directors are of the opinion that the company will be able to pay its debts as and when they fall due as the loan from the shareholder represents an equity position as far as the Government and the company are concerned, and is unlikely to be recalled before privatisation. The company will generate sufficient cash flows to meet the other debts.

(c) at the date of this statement there were no circumstances which would render any particulars in the financial statements to be misleading or inaccurate.

This statement is made in accordance with a resolution of the Directors.


F.H. Osborn                                              M.W. Sibree
Chairman                 [signature appears here]        Directors                   [signature appears here]

B.R. Smith                                               B.C. Clark
Chief Executive Officer  [signature appears here]        Chief Financial Officer    [signature appears here]



Melbourne
8 September 1995

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF HAZELWOOD POWER CORPORATION LTD

Audit Scope

The accompanying financial statements of Hazelwood Power Corporation Ltd for the financial year ended 30 June 1995, comprising a profit and loss account, balance sheet, statement of cash flows and notes to the financial statements, have been audited. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. An independent audit of these financial statements has been carried out in order to express an opinion on them to the members of the company as required by the Corporations Law and the Audit Act 1994.
        The audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. The audit procedures included an examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with applicable Accounting Standards and other mandatory professional reporting requirements and comply with the Corporations Law, so as to present a view which is consistent with my understanding of the company's financial position and the results of its operations and its cash flows.
        The audit opinion expressed on the financial statements has been formed on the above basis.

Audit Opinion

In my opinion, the financial statements of Hazelwood Power Corporation Ltd are properly drawn up:

(a)     so as to give a true and fair view of:
        (i)  the company's state of affairs as at 30 June 1995 and of its profit and cash flows for the financial year ended on that date; and
        (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;
(b)     in accordance with the Corporations Law; and
(c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.



C.A. Baragwanath
Auditor-General           [signature appears here]

Melbourne
28 September 1995

                                   Annexure B
        Agreements etc. between Group Members/Shareholders in the Buyers

                                     ***

                                  ANNEXURE D
                            SECTION 205 PROCEDURES

     SELLER'S  RESPONSIBILITIES                BUYERS' RESPONSIBILITIES

 .    Approve the form of the section 205   .   Propose to the Seller the form
     resolution, notice of meeting and         of the section 205 resolution,
     advertisement                             notice of meeting and
                                               advertisement

 .    Procure the Company and the Seller to .   Procure new directors to provide
     pass the approved section 205             section 206(6) certificate
     resolutions                               (if necessary)



 .    Administer section 205(10)(a)-(j)     .   All other things necessary  for
     compliance:                               section 205 compliance
     - relevant resolutions
     - ASC lodgment
     - Advertisement

 .    Court searches (Supreme Court,
     Melbourne and Federal Court, Melbourne)
     to ensure no applications filed

                                   Annexure E
                           Draft Groundwater Licence

                                 WATER ACT 1989
                                   SECTION 51

                         GROUNDWATER LICENCE NO 2007412
                     (Licence to take and use groundwater)

OBJECTIVE
The objective of this licence is to allow the efficient depressurising of the Morwell open cut mine whilst minimising adverse impacts on the Gippsland Groundwater Basin.

DEFINITIONS
In this licence-

"MINING LICENCE" means a mining licence issued under the provisions of the Electricity Industry Act 1993.

"APPROVED WORK PLAN" means the mining licence work plan applicable to Mining Licence No 5004

"REGIONAL MONITORING PROGRAM" means the monitoring program described in Part B of the approved work plan.

"REHABILITATION PLAN" means a rehabilitation plan approved under the provisions of the Electricity Industry Act 1993.

PREAMBLE
The extraction of groundwater for the purpose of achieving safe and stable conditions in the Morwell open cut mine is authorised under this Groundwater Licence issued by the Minister responsible for the Water Act, 1989. The administration of the licence may be delegated by the Minister to the Gippsland and Southern Rural Water Authority

The extraction of groundwater at mine sites in the Latrobe Valley results in a regional cone of depression of the groundwater and in ground subsidence.

The monitoring and reporting of regional groundwater and land level trends is to be carried out by the licensee as part of the approved work plan under the Mining Licence.

The Minister or his delegate may set annual charges under this licence to recover the costs incurred in:

 . ensuring compliance with licence conditions;
 . assessing and reviewing the regional monitoring program; and . managing and administering the licence.

LICENCE AUTHORISATION

HAZELWOOD POWER CORPORATION LIMITED OF PO BOX 195 MORWELL 3840 is authorised to take and use groundwater subject to the following conditions:

1.   This licence is valid for a period of thirty years from 1 September 1995.

2. The licensee is authorised to take and use groundwater to facilitate mining for coal and generation of electrical energy and purposes incidental thereto.

3. The licensee is authorised to extract groundwater from the aquifers at quantities and during the times specified in the First Schedule or on application by the licensee such other quantities and during such other times as from time to time approved by the Minister or his delegate.

4. The licensee may vary the maximum monthly rate of extraction from any particular aquifer or the maximum annual volume to be extracted from any particular aquifer provided that the total monthly rate of extraction and the total annual volume from all aquifers is not exceeded and shall report at monthly intervals such variations as they occur to the Minister or his delegate.

5. The licensee may only take and use groundwater under this licence on the land with respect to which the licensee holds a mining licence for the Hazelwood Power mine.

6.   Annual fee at date of issue S19,300.

7. The licensee shall pay annual charges for the forthcoming year due under the licence in quarterly installments or on an annual basis as agreed between the licensee and the Minister or his delegate.

8. The licensee shall meter all groundwater extractions and shall keep an accurate record of the quantity of groundwater taken or used under this licence and allow the Minister or his delegate to inspect this record during normal business hours and to provide a copy of such record to the Minister or his delegate within seven days of a notice given by post to the licensee at the address contained in this licence.

9. The licensee shall provide to the Minister or his delegate annually details of the location of each bore from which groundwater is extracted under this licence.

10. By the issue of this licence the Minister or his delegate in no way accepts any liability for injury to any party arising as a consequence of any adverse effects that may be deemed to have been caused by the extraction of groundwater under the licence.

11. The licensee shall compensate any person whose existing authorised use of water is adversely and materially affected by the taking of water under this licence. The compensation may be either financial or may be constituted by the making available of, or granting access to, water. If the licensee is unable to or unwilling to make compensation by the making available of or granting access to water in the quantities previously enjoyed by the person so affected then the amount of financial compensation payable shall be that as determined by a Valuer nominated by the President of the Victorian Division of The Australian Institute of Valuers and Land Economists (Inc)

12. The licensee shall undertake a regional monitoring program of the nature scope and extent as that previously undertaken by the State Electricity Commission of Victoria as detailed in the approved work plan and the information is to be provided on request to the Minister or his delegate and as required under the work plan.

13. All information obtained from the regional monitoring program belongs to the generation companies, the State Electricity Commission of Victoria and the Minister jointly.

14. The licensee must maintain the existing data bases, and undertake additional work that may be required from time to time by the Minister or his delegate to maintain the effectiveness of the regional monitoring program.

15. If the licensee fails to provide the information required under condition 12 the Minister or his delegate may undertake any necessary work to obtain the information and recover the costs of such work from the licensee.

16. The regional monitoring program and any remedial measures must be incorporated in the approved work plan and the rehabilitation plan to the satisfaction of the Minister or his delegate.

17. The licensee shall comply with the provisions in its mining licence, approved work plan and the rehabilitation plan dealing with the regional monitoring program and remedial action.



                                  PATRICK JOHN McNAMARA
                                  MINISTER FOR AGRICULTURE AND RESOURCES

                                  Date

FIRST SCHEDULE

                 M1 AQUIFER                M2 AQUIFER
  YEAR  -----------------------------  -------------------   TOTAL ANNUAL
           RATE OF    ANNUAL VOLUME     RATE OF    ANNUAL       VOLUME
          EXTRACTION       ML          EXTRACTION  VOLUME         ML
           ML/MONTH                     ML/MONTH     ML
- --------------------------------------------------------------------------
  1996       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  1997       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  1998       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  1999       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2000       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2001       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2002       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2003       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2004       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2005       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2006       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2007       367          3,212          1,640     19,680       22,892
- --------------------------------------------------------------------------
  2008       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2009       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2010       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2011       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2012       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2013       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2014       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2015       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2016       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2017       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2018       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2019       367          3,212          1,606     19,272       22,484
- --------------------------------------------------------------------------
  2020       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------
  2021       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------
  2022       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------
  2023       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------
  2024       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------
  2025       367          3,212          1,439     17,268       20,480
- --------------------------------------------------------------------------

                         ELECTRICITY INDUSTRY ACT 1993

                             MINING LICENCE NO 5004

This mining licence is granted to HAZELWOOD POWER CORPORATION LIMITED C/- PO BOX 195 MORWELL 3840. This licence is granted under section 47A of the Act, for a term of thirty years from the date of issuing this licence by the Generation Council.

This licence is subject to the following Conditions and Schedule of Conditions attached:

1. The authority given under this licence applies only within the land indicated on the attached plan and is subject to the depth restrictions, if any, indicated on that plan under Section 15(9) or 16(5) of the Mineral Resources Development Act 1990.

2.   The licensee must keep a copy of -

     (a) this licence; and

     (b) any approved work plan or approved variation to a work plan; and

     (c) any registered authority to commence work at a location near the licensed area; so that an Inspector and any other authorised officer can readily inspect them.

3. On receiving a registered authority to commence work, the licensee must notify an Inspector of Mines and if required by that Inspector must arrange an on-site briefing for any people the Inspector may nominate.

4. On discovering additional economic deposits of minerals, the licensee must report the occurrence to the Minister giving the estimated size, grade, suitability for mining, and an estimate of value at the time of discovery.

5. Pursuant to Section 47A of the Electricity Industry Act 1993 the work plan, including the rehabilitation plan and the authority to commence work are deemed to be registered from the date of issuing of this licence by the Governor in Council.

                    [MAP OF SHIRE OF LATROBE APPEARS HERE]

                                  ANNEXURE F
                             DRAFT MINING LICENCE

                            SCHEDULE OF CONDITIONS
                            MINING LICENCE NO. 5004

1.    WORK PLANS & ENVIRONMENTAL MANAGEMENT

1.1 Work shall be carried out in accordance with the aproved work plan, (incorporating a rehabilitation plan) as amended from time to time in accordance with the Mineral Resources Development Act 1990 (MRD Act). Where any inconsistency occurs between the work plan and other licence conditions or regulations, the licence conditions and regulations have precedence.

1.2 The licensee shall, within 60 days of being requested by the Executive Director, Minerals and Petroleum of the Department of Natural Resources and the Environment, submit a report on the status of work as per Schedule 14 of the MRD Act.

1.3 An Environmental Review Committee (ERC) shall be formed, comprising appropriate representatives from the Department of Natural Resources and the Environment (DNRE), representatives of the licensee, the Environment Protection Authority, the responsible water authority and a representative of the Minister responsible for the Water Act 1989, the LaTrobe Council and any other relevant agency with an interest or control over the site or operations. The community shall also be represented, with nominations to come from the Latrobe Council. Up to two community representatives may be selected for renewable fixed terms. The ERC shall be convened at least once in every 6 months to review environmental effects of the project.

1.4 Results of environmental monitoring conducted under the Environmental Monitoring Program (EMP) shall be regularly reported to the ERC in a format agreed to by the Committee to enable it to assess environmental performance.

1.5 The ERC may from time to time recommend variations to the EMP and licence conditions where appropriate. Any variations to the EMP as accepted by the licensee and DNRE shall be registered as a variation to the work plan and shall be implemented.

2.    FENCING AND SECURITY

2.1 Where public access is a safety hazard within the mining licence, the licensee must fence and signpost the area to ensure public safety is maintained.

2.2 When directed by an Inspector of Mines (hereinafter referred to as an Inspector), a fence or fences shall be erected around specified work site areas to a written specification which may include time limits. Gates of a similar standard shall be provided when directed. Gates and fences shall be maintained during the term of the licence to the satisfaction of an Inspector.

3.   ROADS

3.1 Internal roads additional to those shown in the working plan shall be sited as approved or directed by an Inspector after consultation with the Department of Natural Resources and the Environment in the case of Crown land.

3.2 Subject to the approval of the Mine Manager and appropriate site induction any such road may be used:

     (a) officers of or persons authorised by the DNRE or employees or persons engaged in fire control. (Mine Managers approval not required by authorised fire fighters in an emergency provided they are under the supervision of a mine employee).

     (b) for the extraction of forest produce or for mining purposes by any other licensee under the MRD Act 1990 or Forests Act 1958 (or any successor legislation) under such conditions as may be determined by agreement between the parties concerned; and

     (c) by the landowners or their agents where the licence covers private land.

3.3 The licensee shall ensure that all internal roads are properly formed, drained, surface treated and maintained to the satisfaction of an Inspector and that any dust nuisance originating from use of the roads by the licensee shall be controlled to the satisfaction of an Inspector.

4.   SURFACE DISTURBANCE

4.1  The area of surface disturbance must be kept to a minimum.

4.2 Adequate provision shall be made for the separate stockpiling or immediate utilisation for rehabilitation of any soils. These materials, if stored, are to be stored in neat and tidy dumps not exceeding 2 metres in height and such dumps are to be protected from erosion.

4.3 No area shall be opened up for exploration, mining and ancillary operations, except where approved as part of the approved work plan.

4.4 Where the licence covers Crown land, all surface activity may be subject to compliance with the Forests Act 1958 and Regulations.

4.5 Where the licence covers private land, such fire fighting equipment and appliances shall be kept on site in working order as may be required by the Country Fire Authority. With respect to public land, the Forest Fire Regulations 1992 require the provision of fire fighting equipment and the provision of spark arrestors on engine powered equipment.

4.6 Burning of any timber at the site shall be done in accordance with any requirements of the Local Municipality, DNRE and the Country Fire Authority.

5.   DRAINAGE AND DISCHARGE CONTROL

5.1 Any discharges from the licence area shall be minimised and any water discharged must be as free as possible of pollutants, save as provided by any licence issued pursuant to the Environment Protection Act.

5.2 All discharges shall meet the standards required under the State Environment Protection Policies under the Environment Protection Act 1970.

5.3 Sediment retention structures, including dams, shall be constructed in accordance with the approved work plan. An Inspector may also direct such works to be undertaken, where necessary, to control drainage from any disturbed area.

5.4 Rainfall and other natural waters shall be diverted away from works area so as to control erosion, pursuant to Condition 7. However, such works shall, as far as practicable, not cause undue alteration to the general drainage pattern beyond the licensed area.

6.   TAILING DAMS

6.1 All proposed work associated with the construction of tailing dams or other tailing impoundment areas, shall be subject to written approval by the Chief Administrator (or his delegate) following certification by an approved geotechnical engineer.

7.   GROUNDWATER

7.1 Any aquifer dewatering and/or depressurisation must be carried out in accordance with the conditions specified in the Groundwater Licence issued by the Minister responsible for the Water Act 1989.


7.2 A monitoring program consistent with the programs previously carried out by the State Electricity Commission of Victoria and Generation Victoria to determine the impacts of dewatering/depressurisation both on site and regionally must be maintained to the satisfaction of an Inspector and the responsible Minister under the Water Act 1989 or his delegate.

     The licensee shall ensure that results of the monitoring program are reported to the responsible Minister under the Water Act 1989 or his delegate and the Environmental Review Committee annually and at whatever times required by the Groundwater Licence.

7.3 In the event that the monitoring program in 7.2 indicates material adverse impacts beyond those evident at the date of issue of the licence which are attributable to the dewatering/depressurisation by the licensee after the date of issuing of the licence then the licensee must institute such reasonable remedial action as may be required by the Inspector and the responsible Minister under the Water Act 1989 or his delegate to ameliorate these effects, proportionate to the licensee's contribution.

7.4 For the purposes of 7.3 material adverse impacts comprise effects on aquifers in the LaTrobe Valley such that the interests of other users are materially prejudiced or subsidence on a significant scale occurs as a direct result of ground water extraction which materially adversely affects private property or public lands.

7.5 Any remedial action under 7.3 must be to the satisfaction of the Inspector and the responsible Minister under the Water Act 1989 or his delegate.

8.   EROSION

8.1 The licensee shall undertake all necessary works to ensure that the potential for erosion of land affected by mining is minimised.

8.2 Should erosion occur, the licensee shall take all practical steps to minimise the erosion to the satisfaction of an Inspector.

9.   HYDROCARBONS

9.1 Storage of hydrocarbons shall be undertaken in general accordance with AS 1940. Bunding or other methods to the satisfaction of an Inspector, capable of containing 125% of the maximum volume stored, shall be constructed around all fuel and lubricant storage facilities.

9.2 Any drainage from an area that may be subject to hydrocarbon spillage, such as a machinery maintenance area, shall be free from hydrocarbon contamination and directed to a sump or interceptor trap.

10.  DUST EMISSIONS

10.1 Dust control measures must be in place to minimise dust generation so that detriment is not caused to surrounding areas and residents.

10.2 Dust resulting from all operations including extraction, loading, transport, and stockpiling shall be controlled to the satisfaction of an Inspector. The licensee must install any dust control measures to the satisfaction of an Inspector.

11.  NOISE

11.1 Precautions to the satisfaction of an Inspector shall be taken to ensure that noise emissions comply with the provisions of any regulations under the MRD Act as they relate to noise exposure to workmen. Noise emissions measured at any residence within the vicinity of the licensed area shall comply with limits set using the procedures described in State Environment Protection Policy No. N1 (SEPPN-1) or any other limit set under the Environment Protection Act where SEPP N-1 is not applicable.

11.2 The mines are permitted to operate 24 hours per day 7 days per week.

12.   PARKING AREAS

      Parking areas are to be provided within the licensed area for all vehicles used in connection with the operation, including private vehicles used by employees and visitors.

13.   DERELICT AND REDUNDANT PLANT

      All derelict and redundant plant, vehicles, machinery and equipment shall be either:

      . removed from the licensed area and deposited at an appropriate waste disposal site; or

      . properly stored/stockpiled on the licensed area in a location and manner approved by an Inspector.

14.   BUFFER ZONES AND VISUAL SCREENING

14.1 No excavation shall take place within 20 metres of the licence boundary, expect that this requirement shall not apply with respect to any common licence boundary with an adjacent mining licence.

14.2 Existing vegetation outside of the area subject to surface disturbance shall be preserved and maintained provided due regard is taken of fire protection arrangements.

14.3 The licensee shall supplement existing vegetation by additional planting to provide a screen for mining and allied operations as required by the rehabilitation plan and any additional plantings as required by an Inspector. The fire protection at the site shall be considered.

14.4 Unless otherwise approved by an Inspector, the licensee shall take precautions to ensure that no species inconsistent with the surrounding vegetation are introduced to the area.

15.   PROGRESSIVE REHABILITATION

15.1 Progressive reclamation will be conducted as per the rehabilitation plan. In addition, any further rehabilitation work will be carried out at the direction of an Inspector.

15.2 As and when directed by an Inspector of Mines, despite any compensation agreements between the licensee and the owner of any private land in the licence, the licensee shall undertake progressive reclamation of land on the area subject to surface disturbance.

16.   FINAL REHABILITATION

16.1 Final reclamation will be in accordance with the rehabilitation plan and any additional requirements as directed by an Inspector.

16.2 Failure to complete works in accordance with the rehabilitation plan or in accordance with the directions of an Inspector, shall constitute grounds upon which the rehabilitation bond may be forfeited either in whole or in part in accordance with Section 83 of the MRD Act.

17.   HERITAGE SITES

17.1 Any significant historic sites or relics that are to be removed shall be accurately mapped and documented prior to the commencement of any mining or allied operations. Such documentation shall be made available to the relevant section of the Department of Natural Resources and the Environment.

17.2 Tenure of this licence does not exempt the holder from the following provisions of the Archaeological and Aboriginal Relics Preservation Act 1972:

      Section 21(1) - "A person who wilfully or negligently defaces or damages or otherwise interferes with a relic or carries out an act likely to endanger a relic shall be guilty of an offence against this Act"; and

      Section 23(1) - "A person who discovers a relic shall forthwith report the discovery ... unless he has reasonable grounds to believe that the relic is recorded in the register ...". Reports in compliance with Section 23(1) should be submitted to:

                 The Director
                 Aboriginal Affairs Victoria
                 Department of Human Services
                 2nd Floor
                 115 Victoria Parade
                 FITZROY VIC  3065
                 (Telephone (03) 9412 7498)

18.   BUILDINGS

18.1 No buildings shall be erected before any relevant building permits have been obtained.

18.2 All fixed plant and buildings shall be painted or surface treated in a colour to blend with the surroundings to the satisfaction of an Inspector in consultation with the local municipality and in the case of Crown land, Department of Natural Resources and the Environment.

19.   ROYALTY

19.1 Each mining company must pay to the Minister for payment to the Consolidated Fund in each financial year an amount equal to the prescribed amount in respect of each gigajoule unit of coal produced from its brown coal workings in the State and used or sold by the company in the last preceding financial year.

19.2 For the purposes of 19.1, a gigajoule unit of coal is a quantity of coal which, when mined, has a net wet specific energy content of 1 gigajoule.

19.3 The net wet specific energy content of coal produced by a company from its brown coal workings and used or sold by the company in a financial year shall be calculated in such manner and in accordance with such method of sampling as is agreed to by the Minister and the company or as is, in default of the agreement, determined by the Governor in Council.

19.4 For the purposes of 19.1, the prescribed amount shall be the amount derived by multiplying $0.0239 by

      A where-
      B

              A is the consumer price index number in respect of the relevant quarter; and

              B is the consumer price index in respect of the quarter ending on 30 June 1993.

19.5 The payment of the amount to the Minister under 19.1 shall be made in accordance with the Mineral Resources (Royalties) Regulations 1991.

19.6  In this section -

      "CONSUMER PRICE INDEX NUMBER" means the all groups consumer price index number for Melbourne published by the Commonwealth Statistician in respect of the quarter ending on 30 June in each year or, if that statistic is no longer calculated, the nearest substitute for it;

      "RELEVANT QUARTER" means the quarter ending on 30 June immediately preceding the financial year in relation to which the prescribed amount is being calculated.

20.   REHABILITATION BOND

20.1 The licensee shall lodge with the DNRE a rehabilitation bond as described in Section 80(1) of the Act when required in accordance with these conditions. The bond must be lodged in the form of a bank guarantee issued by a bank licensed under the Banking Act 1959 (Cth).

20.2 The licensee shall be required to lodge that bond upon the licensee ceasing to be a State Owned Corporation and upon being directed to do so by the Minister for Agriculture and Resources.

20.3  The level of this bond has initially been assessed at $15 million.

21.   APPLICATION OF REGULATIONS

21.1 The Mineral Resources (Health and Safety for large Open Cut Mines) Regulations 1995 will apply to the licensee.

21.2  Any subsequent Regulations issued under the act will also apply.

                          AUTHORITY TO COMMENCE WORK
                          Sec 42 of the MRD ACt 1990



MINING LICENCE NUMBER:                          Mining Licence 5004

NAME(S) OF LICENSEE(S):                         Hazelwood Power Corporation Ltd

ADDRESS(S) OF LICENSEE(S):                      P O Box 195 Morwell Vic 3840

AREA TO WHICH AUTHORITY                         As per workplan dated 1.6.95
TO COMMENCE WORK RELATES:

LOCATION OF LICENCE:                            La Trobe Valley





AN AUTHORITY TO COMMENCE WORK IS HEREBY GRANTED

       Date of Registration
             /    /
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       Time of Registration
                      am/pm
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       MINING REGISTRAR
          MRDA 1990